EXECUTION COPY


                             ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                           MONONGAHELA POWER COMPANY

                                      AND

                  MOUNTAINEER GAS HOLDINGS LIMITED PARTNERSHIP


                           DATED AS OF AUGUST 4, 2004

                               TABLE OF CONTENTS



                                                                           Page
                                                                           ----
                                   ARTICLE I

                                  DEFINITIONS


1.1.     Definitions...........................................................1

                                   ARTICLE II

                               PURCHASE AND SALE


2.1.     Purchase and Sale....................................................11
2.2.     Excluded Assets......................................................13
2.3.     Assumed Obligations..................................................13
2.4.     Excluded Obligations.................................................14
2.5.     Assignment of Certain Personal Property and Vehicle Leases...........15

                                  ARTICLE III

                                 PURCHASE PRICE


3.1.     Purchase Price.......................................................15
3.2.     Post-Closing True-Up.................................................17
3.3.     Release From Further Liability.......................................20
3.4.     Allocation of Purchase Price.........................................20

                                   ARTICLE IV

                                  THE CLOSING


4.1.     Time and Place of Closing............................................21
4.2.     Payment of Purchase Price............................................21
4.3.     Deliveries by the Seller.............................................21
4.4.     Deliveries by the Buyer..............................................22

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER


5.1.     Organization; Qualification..........................................22


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                                                                           ----

5.2.     Authority Relative to this Agreement.................................23
5.3.     Capitalization and Other Matters.....................................23
5.4.     Consents and Approvals; No Violation.................................24
5.5.     Company Reports......................................................24
5.6.     Financial Statements.................................................25
5.7.     Undisclosed Liabilities..............................................25
5.8.     Absence of Certain Changes or Events.................................25
5.9.     Indebtedness of the Company..........................................26
5.10.    Title and Related Matters............................................26
5.11.    Rights of Way and Real Property......................................29
5.12.    Transportation Contracts and Sales and Purchase Contracts............29
5.13.    Insurance............................................................29
5.14.    Environmental Matters................................................30
5.15.    Public Service Commission............................................31
5.16.    Labor Matters:.......................................................31
5.17.    ERISA; Employee Benefit Plans........................................33
5.18.    Sufficiency of Assets................................................35
5.19.    Certain Contracts and Arrangements...................................35
5.20.    Legal Proceedings, Etc...............................................36
5.21.    Compliance with Permits and Laws.....................................36
5.22.    Tax Matters..........................................................37
5.23.    Related Party Matters................................................38
5.24.    Regulatory Proceedings...............................................38
5.25.    Regulation as a Utility..............................................38
5.26.    Intellectual Property................................................38
5.27.    Fees and Commissions.................................................39
5.28.    Subsidiaries and Affiliates..........................................39
5.29.    Books and Records....................................................39
5.30.    Accounts Receivable..................................................40
5.31.    Inventory............................................................40
5.32.    Plant and Equipment..................................................40
5.33.    Customers and Suppliers..............................................40
5.34.    Company Accounts.....................................................41
5.35.    No Other Representations or Warranties...............................41

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER


6.1.     Organization.........................................................41
6.2.     Authority Relative to this Agreement.................................41
6.3.     Consents and Approvals; No Violation.................................42
6.4.     Availability of Funds................................................42
6.5.     Securities Act.......................................................42
6.6.     Litigation; Regulatory Approvals.....................................43

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6.7.     Fees and Commissions.................................................43

                                  ARTICLE VII

                            COVENANTS OF THE PARTIES


7.1.     Conduct of Business Prior to the Closing.............................43
7.2.     Access to Information................................................46
7.3.     Expenses.............................................................48
7.4.     Further Assurances; Post-Closing Payment Arrangements................49
7.5.     Public Statements....................................................51
7.6.     Consents and Approvals...............................................51
7.7.     Tax Matters..........................................................53
7.8.     Employees............................................................55
7.9.     Risk of Loss.........................................................61
7.10.    Tax Clearance Certificates...........................................62
7.11.    Name of the West Virginia Gas Distribution Business After the
         Closing..............................................................62
7.12.    Insurance............................................................62
7.13.    No Solicitation of Competing Transaction.............................62
7.14.    Environmental Matters................................................63

                                  ARTICLE VIII

                                   CONDITIONS


8.1.     Conditions to Each Party's Obligations to Effect the Transactions....63
8.2.     Conditions to Obligations of the Buyer...............................65
8.3.     Conditions to Obligations of the Seller..............................66

                                   ARTICLE IX

                                INDEMNIFICATION


9.1.     Indemnification......................................................67
9.2.     Defense of Claims....................................................69
9.3.     Tax Contest..........................................................71

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT


10.1.    Termination..........................................................72
10.2.    Procedure and Effect of Termination..................................73


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


11.1.    Amendment and Modification...........................................74
11.2.    Waiver of Compliance; Consents.......................................74
11.3.    Limited Survival.....................................................74
11.4.    Notices..............................................................74
11.5.    Assignment...........................................................75
11.6.    Rights Under This Agreement; No Third Party Beneficiaries............76
11.7.    Governing Law........................................................76
11.8.    Counterparts.........................................................76
11.9.    Interpretation; Construction.........................................76
11.10.   Schedules and Exhibits...............................................76
11.11.   Entire Agreement.....................................................76
11.12.   Bulk Sales or Transfer Laws..........................................77
11.13.   Consent to Jurisdiction..............................................77
11.14.   Waiver of Jury Trial.................................................77
11.15.   Guarantee of Buyer's Obligations.....................................77

Exhibit A         2004 Capital Budget
Exhibit B         Form of Bill of Sale
Exhibit C         Form of FIRPTA Affidavit
Exhibit D         Form of Instrument of Assumption
Exhibit E         Form of Transition Services Agreement
Exhibit F         Form of Opinion of Seller's Counsel
Exhibit G         Form of Opinion of Buyer's Counsel
Exhibit H         Certain Indemnification Obligations

Schedule 3.1(b)(v)         OPEB Actuarial Assumptions
Schedule 3.1(c)(ii)        Payment of Affiliate Long-Term Liabilities

                             ACQUISITION AGREEMENT

          ACQUISITION AGREEMENT, dated as of August 4, 2004 (this "Agreement"),
                                                                   ---------
is made by and between Monongahela Power Company, an Ohio corporation (the "Seller"), and Mountaineer Gas Holdings Limited Partnership, a West Virginia
 ------
limited partnership (the "Buyer"). ArcLight Energy Partners Fund II, L.P. a
                          -----
Delaware limited partnership, is also executing this Agreement for the sole purpose of its obligations pursuant to Section 11.15 of this Agreement.

          WHEREAS, the Seller is engaged in the business of transporting, distributing and selling natural gas to commercial, residential and industrial customers in the State of West Virginia primarily through Mountaineer Gas Company, a West Virginia corporation and a wholly-owned subsidiary of the Seller (the "Company"), and through certain Related Assets (as defined herein)
             -------
that were previously the assets of West Virginia Power Gas Service (the Company and the Related Assets, together, are the "West Virginia Gas Distribution
                                           ------------------------------
Business"); and
--------

          WHEREAS, the Seller desires to sell, and Buyer desires to purchase, the Company Common Stock (as defined herein) and each of the Related Assets and Buyer desires to assume each of the Assumed Obligations (as defined herein);

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1. Definitions. (a) As used in this Agreement, the following terms
               -----------
have the meanings specified in this Section 1.1(a). For capitalized terms used in this Agreement but not defined in this subsection (a), see subsection (b).

          (1) "2004 Capital Budget" means the 2004 budget for capital
               -------------------
expenditures for the West Virginia Gas Distribution Business attached hereto as Exhibit A, which sets forth the projected Expansion Capital Expenditures and
---------
Maintenance Capital Expenditures for fiscal year 2004.

          (2) "Acquisition Proposal" means any proposal or offer made by any
               --------------------
Person other than the Buyer or any Subsidiary or Affiliate of the Buyer to acquire all or a substantial part of the West Virginia Gas Distribution Business or any Subsidiary of the Company or any capital stock of the Company or any Company Subsidiary, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Seller, the Company or any Company Subsidiary.

          (3) "Additional Capital Budget" means the capital budget of the West
               -------------------------
Virginia Gas Distribution Business for any fiscal year, or portion thereof, commencing after December 31, 2004 and prior to the Closing Date established pursuant to the historical budgeting process of the West Virginia Gas Distribution Business in the ordinary course of business and consistent with past practice, with the consent of the Buyer, which consent shall not be unreasonably withheld, which shall set forth the projected Expansion Capital Expenditures and Maintenance Capital Expenditures for such fiscal year.

          (4) "Affiliate" has the meaning set forth in Rule 12b-2 under the
               ---------
Exchange Act.

          (5) "Affiliate Accounts Payable" means any accounts payable by the
               --------------------------
Company or the Company Subsidiaries to Affiliates of the Company or any Company Subsidiary (as determined immediately prior to the Closing), other than the Company or any Company Subsidiary, as determined from time to time in accordance with GAAP and using the same policies, practices and methods as used to prepare the financial statements of the Company and the Company Subsidiaries as of September 30, 2003. For the avoidance of doubt, Affiliate Accounts Payable shall be treated as Current Liabilities for purposes of this Agreement.

          (6) "Affiliate Long-Term Liabilities" means Long-Term Debt and other
               -------------------------------
long-term liabilities owed or payable by the Company or the Company Subsidiaries to Affiliates of the Company or any Company Subsidiary (as determined immediately prior to the Closing), other than the Company or any Company Subsidiary, as determined from time to time in accordance with GAAP and using the same policies, practices and methods as used to prepare the financial statements of the Company and the Company Subsidiaries as of September 30, 2003.

          (7) "Affiliate Notes Payable" means short-term notes payable by the
               -----------------------
Company or the Company Subsidiaries to Affiliates of the Company or any Company Subsidiary (as determined immediately prior to the Closing), other than the Company or any Company Subsidiary, as determined from time to time in accordance with GAAP and using the same policies, practices and methods as used to prepare the financial statements of the Company and the Company Subsidiaries as of September 30, 2003. For the avoidance of doubt, Affiliate Notes Payable shall be treated as Current Liabilities for purposes of this Agreement.

          (8) "Affiliate Short-Term Liabilities" means, together, Affiliate
               --------------------------------
Accounts Payable and Affiliate Notes Payable.

          (9) "Agreement" has the meaning set forth in the Preamble.
               ---------

                                       2

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          (10) "Bill of Sale" means the Bill of Sale to be delivered at the
                ------------
Closing with respect to the Related Assets which constitute personal property and which are to be transferred at the Closing, substantially in the form of Exhibit B hereto.

          (11) "Business Day" shall mean any day other than Saturday, Sunday
                ------------
and any day which is a legal holiday or a day on which banking institutions in the City of New York are authorized by law or other governmental action to close.

          (12) "Buyer" has the meaning set forth in the Preamble.
                -----

          (13) "Buyer Representatives" means the Buyer's accountants,
                ---------------------
employees, counsel, environmental consultants, financial advisors and other authorized representatives.

          (14) "CERCLA" means the Federal Comprehensive Environmental Response,
                ------
Compensation, and Liability Act of 1980 and any amendments thereto.

          (15) "COBRA" means the Consolidated Omnibus Reconciliation Act of
                -----
1985, as amended.

          (16) "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (17) "Collective Bargaining Agreements" means the collective
                --------------------------------
bargaining agreements listed on Schedule 1.1(a)(17) hereto.

          (18) "Company" has the meaning set forth in the Recitals.
                -------

          (19) "Company Common Stock" means the common stock, par value $25 per
                --------------------
share, of the Company.

          (20) "Company Notes" means all of the Company's issued and
                -------------
outstanding (i) 7.59% Senior Notes, due October 1, 2010 (the "1995 Notes"), and
(ii) 7.83% Senior Notes, Class A, due October 31, 2009, and 8.09% Senior Notes, Class B, due October 31, 2019 (the "1999 Notes").

          (21) "Confidentiality Agreement" means the Confidentiality Agreement,
                -------------------------
dated January 28, 2003, by and between Allegheny Energy, Inc. and IGS Utilities Corp., a Delaware corporation.

          (22) "Current Assets" means all current assets, excluding deferred
                --------------
Taxes established to reflect temporary differences between book basis and Tax basis of assets and liabilities, of the West Virginia Gas Distribution Business as determined in accordance with GAAP on a basis consistent with past practice (except as provided herein).


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

          (23) "Current Liabilities" means all current liabilities, including
                -------------------
accruals of sales tax, deferred income and liabilities in respect of consideration received for services not yet performed, but excluding deferred Taxes established to reflect temporary differences between book basis and Tax basis of assets and liabilities, of the West Virginia Gas Distribution Business determined in accordance with GAAP on a basis consistent with past practice (except as provided herein); provided, however, that any amounts in respect of
                             --------  -------
the principal of the Company Notes that are shown on the Balance Sheets as "long term debt due within one year" shall not constitute "Current Liabilities." For the avoidance of doubt, "Current Liabilities" shall include any Affiliate Accounts Payable and Affiliate Notes Payable.

          (24) "Encumbrances" means any mortgages, pledges, liens, security
                ------------
interests, and conditional and installment sale agreements.

          (25) "Environmental Claim" means any claim, action, investigation or
                -------------------
written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by Seller, the Company, or any of the Company's Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          (26) "Environmental Laws" means all federal, state, local and foreign
                ------------------
laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders which relate to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) including, without limitation, laws which relate to any Release or threatened Release of any Hazardous Substance or otherwise relate to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of any Hazardous Substance.

          (27) "ERISA" means the Employee Retirement Income Security Act of
                -----
1974, as amended.

          (28) "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended, and the rules and regulations promulgated thereunder.

          (29) "Expansion Capital Expenditures" means those capital expenditures
                ------------------------------
made by Seller in respect of the West Virginia Gas Distribution Business, the Company or any Company Subsidiary, in each case in order to provide service to customers of the West Virginia Gas Distribution Business that were not customers of the West Virginia Gas Distribution Business prior to January 1, 2004.

          (30) "Expansion Capital Expenditures Amount" means the sum of (A) the
                -------------------------------------
lesser of (i) 10% of the amount of Expansion Capital Expenditures included in the 2004 Capital Budget and any Additional Capital Budget and (ii) the amount by which (a) the aggregate amount of all funds actually expended on, or for which liabilities included as Current Liabilities on the Closing Balance Sheet were accrued in accordance with GAAP (using the same policies, practices and methods as used to prepare the Financial Statements), in respect of Expansion Capital Expenditures by the Seller or the Company or any Company Subsidiary, as the case may be, during the period beginning January 1, 2004 and ending on the Closing Date, exceeds (b) the amount of Expansion Capital Expenditures included in the 2004 Capital Budget or any Additional Capital Budget (pro rated on a monthly basis if the Closing shall occur other than at a year-end) and (B) if not included in the 2004 Capital Budget or any Additional Capital Budget, any Expansion Capital Expenditures consented to in writing by the Buyer pursuant to
Section 7.1(a)(xix) of this Agreement.

          (31) "FIRPTA Affidavit" means the Foreign Investment in Real Property
                ----------------
Tax Act Certification and Affidavit substantially in the form of Exhibit C hereto.

          (32) "GAAP" means United States generally accepted accounting
                ----
principles as in effect from time to time.

          (33) "Gas Distribution Intellectual Property" means the Intellectual
                --------------------------------------
Property used exclusively in the conduct of the West Virginia Gas Distribution Business in the areas set forth on Schedule 1.1(a)(33).

          (34) "Governmental Entity" means any governmental, administrative or
                -------------------
regulatory arbitral tribunal, authority, agency, board, commission, body or other governmental entity.

          (35) "Hazardous Substance" means any substance regulated under any
                -------------------
Environmental Law including any petroleum compounds, asbestos or polychlorinated biphenyls and any other chemical, material or substance defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "restricted hazardous material," "extremely hazardous substance," "toxic substance," "contaminant" or "pollutant" or words of similar meaning or import found in any Environmental Law.

          (36) "Holding Company Act" means the Public Utility Holding Company
                -------------------
Act of 1935, as amended.

          (37) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act
                -------
of 1976, as amended.

          (38) "Income Tax" means any federal, state, local or foreign Tax (a)
                ----------
based upon, measured by or calculated with respect to net income, profits or receipts (including, without limitation, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

          (39) "Independent Accounting Firm" means an independent accounting
                ---------------------------
firm of national reputation mutually appointed by the Seller and Buyer.

          (40) "Instrument of Assumption" means the Instrument of Assumption
                ------------------------
substantially in the form of Exhibit D hereto relating to the assumption by Buyer of the Assumed Obligations.

          (41) "Intellectual Property" means all patents and industrial designs
                ---------------------
(including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); trademarks, trade names, mask works, service marks, service names, logos and Internet domain names (together with all goodwill, registrations and applications related to the foregoing); technology, know-how, processes, trade secrets, inventions, proprietary rights, proprietary data, formulae, research and development data, databases, computer software programs and any other intellectual property as provided by applicable Law, and any registrations or applications for the same and all goodwill associated therewith.

          (42) "Laws" means any federal, state, local or foreign law, statute,
                ----
ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

          (43) "Long-Term Debt" means the long-term debt of the Company or the
                --------------
Company Subsidiaries as determined from time to time in accordance with GAAP and using the same policies, practices and methods as used to prepare the financial statements of the Company and the Company Subsidiaries as of September 30, 2003, but shall not include Affiliate Long-Term Liabilities.

          (44) "Long-Term Liabilities" means the long-term liabilities (other
                ---------------------
than Long-Term Debt) of the Company or the Company Subsidiaries, as determined from time to time in accordance with GAAP and using the same policies, practices and methods as used to prepare the financial statements of the Company and the Company Subsidiaries as of September 30, 2003 and shall include deferred credits and shall include Affiliate Long-Term Liabilities. Long-Term Liabilities as of the Closing Date shall not include any increase in liabilities of the Company as of the Closing Date due to fulfillment of Seller's obligations pursuant to Sections 7.8(a) and (b) of this Agreement on or after the Plan Creation Date.

          (45) "Maintenance Capital Expenditures" means those capital
                --------------------------------
expenditures made by the Seller in respect of the West Virginia Gas Distribution

Business, the Company or any Company Subsidiary that are not Expansion Capital Expenditures, including capital expenditures incurred for the maintenance of the assets comprising the West Virginia Gas Distribution Business.

          (46) "Maintenance Capital Expenditures Amount" means the amount by
                ---------------------------------------
which the aggregate amount of all funds actually expended on, or for which liabilities included as Current Liabilities on the Closing Balance Sheet were accrued in accordance with GAAP (using the same policies, practices and methods as used to prepare the Financial Statements), in respect of Maintenance Capital Expenditures by the Seller or the Company or any Company Subsidiary, as the case may be, during the period beginning January 1, 2004 and ending on the Closing Date, is less than the Maintenance Capital Expenditures included in the 2004 Capital Budget or any Additional Capital Budget (pro rated on a monthly basis if the Closing shall occur other than at a year-end).

          (47) "Material Adverse Effect" means any change or changes in, or
                -----------------------
effect on, the West Virginia Gas Distribution Business that individually or when taken together with one or more other events would be materially adverse to the business, assets, operations or financial condition of the West Virginia Gas Distribution Business, taken as a whole, other than (i) any change or effect resulting from changes in general economic conditions or the international, national, regional or local wholesale or retail markets for natural gas that does not affect the West Virginia Gas Distribution Business in a significantly disproportionate manner relative to other local natural gas distribution companies operating in West Virginia or any state adjacent to West Virginia,
(ii) any change or effect resulting from changes in Laws or in industry or applicable accounting standards that does not affect the West Virginia Gas Distribution Business in a significantly disproportionate manner relative to other local natural gas distribution company operating in West Virginia or any state adjacent to West Virginia, (iii) any change or effect which is cured in full (including by means of any cash payment or payments) by the earlier of the Closing Date or the date that is thirty (30) days after the date of such change or effect, provided that any such cure shall be acceptable to Buyer in its
           --------
reasonable discretion, and (iv) any change or effect resulting from announcement or performance of this Agreement and the transactions contemplated hereby (including, without limitation, the identity of the Buyer and the public announcement of this Agreement and the transactions contemplated hereby), but specifically including, for the avoidance of doubt, any actual labor strike, slowdown or work stoppage pending, or, to the knowledge of the Seller, the Company or the Buyer, threatened with respect to West Virginia Gas Distribution Business Employees as of the date all the conditions to Closing set forth in
Section 8.2, other than the condition set forth in Section 8.2(a), are satisfied.

          (48) "Net Working Capital" means Current Assets minus Current
                -------------------
Liabilities as calculated in accordance with GAAP on a basis consistent with past practice.

          (49) "Note Purchase Agreement" means that certain Note Purchase
                -----------------------
Agreement, dated as of October 12, 1995, from the Company to the John Hancock Mutual Life Insurance Company.

          (50) "Note Purchase Amendment" means the amendment to the Note
                -----------------------
Purchase Agreement dated as of July 16, 2004.

          (51) "Permitted Encumbrances" means (i) those exceptions to title
                ----------------------
listed on Schedules 5.10(a) and 5.10(b), (ii) liens for current Taxes or assessments not yet due and delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which reserves have been set up in accordance with, and to the extent required by, GAAP, (iii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Seller, the Company or any Company Subsidiary, as the case may be, or the validity of which are being contested in good faith by appropriate proceedings, (iv) such other rights, liens, imperfections in or failures of title, charges, easements, leases, licenses, restrictions, encumbrances, encroachments and defects and zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Entities, which in each case do not materially interfere with the present use of the Related Assets or the use of the properties owned by the Company or any Company Subsidiary, as the case may be, and (v) provided that such matters do not materially interfere with the present use of the Related Assets or the use of the properties owned by the Company or any Company Subsidiary, as the case may be, such matters as an accurate survey would show.

          (52) "Person" means an individual, a partnership, a limited liability
                ------
company, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or a department or agency thereof.

          (53) "Related Agreements" means the Transition Services Agreement, the
                ------------------
specialty warranty deeds in recordable form conveying the Real Property (subject to the applicable Permitted Encumbrances), the Bill of Sale, the Instrument of Assumption, the FIRPTA Affidavit, and any other instruments of sale, transfer, conveyance, assignment, or assumption as the parties may reasonably request.

          (54) "Release" means any release, spill, leak, discharge, disposal of,
                -------
pumping, pouring, emitting, emptying, injecting, leaching, dumping or otherwise allowing any Hazardous Substance to escape into or through the environment.

          (55) "SEC" means the Securities and Exchange Commission.
                ---

          (56) "Securities Act" means the Securities Act of 1933, as amended,
                --------------
and the rules and regulations promulgated thereunder.

          (57) "Seller's Representatives" means the Seller's accountants,
                ------------------------
employees, counsel, financial advisors and other authorized representatives.

          (58) A "Straddle Period" means a taxable year or period beginning on
                  ---------------
or before, and ending after, the Closing Date.

          (59) "Subsidiary" when used in reference to any other Person means any
                ----------
entity of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors, or other Persons performing similar functions, of such entity are owned directly or indirectly by such other Person.

          (60) "Tariff Restructuring" means the proposed modifications to the
                --------------------
existing tariff structure(s) of the West Virginia Gas Distribution Business mutually acceptable to the Seller and the Buyer as a result of good faith negotiations and filed by the Company, Seller and the Buyer with the Public Service Commission pursuant to Section 7.6(c) hereof.

          (61) "Taxes" means all taxes, charges, fees, duties, customs, tariffs,
                -----
imports, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, Income Taxes, excise, property, sales, use, transfer, franchise, payroll, withholding, social security or other taxes of the same or of a similar nature to any of the foregoing, including any interest, penalties or additions attributable thereto.

          (62) "Tax Return" means any return, report, information return, claim
                ----------
for refund or other document (including any related or supporting information) supplied to or required to be filed with any taxing authority with respect to Taxes, including any attachments, amendments and supplements thereto.

          (63) "Transferring Employee Records" means all personnel files related
                -----------------------------
to the Seller's or the Company's personnel, as applicable, who will become employees of the Buyer.

          (64) "Transition Services Agreement" means the Transition Services
                -----------------------------
Agreement substantially in the form of Exhibit E hereto relating to the delivery by Allegheny Energy Service Corporation of specified services to Buyer following the Closing.

          (65) "West Virginia Gas Distribution Business" has the meaning set
                ---------------------------------------
forth in the Recitals.

          (66) "WARN Act" means the Federal Worker Adjustment Retraining and
                --------
Notification Act of 1988.

          (b) Each of the following terms has the meaning specified in the Section set forth opposite such term:

Term                                                           Section
----                                                           -------

AEESOP                                                         7.8(b)(i)
AERP                                                           7.8(b)(i)
Applicable Employee                                            7.8(a)
Applicable Rate                                                3.2(c)
Assumed Obligations                                            2.3(b)
Balance Sheets                                                 5.6
Bankruptcy and Equity Exception                                5.2
Benefit Plans                                                  5.17(a)
Benefits Continuation Period                                   7.8(d)
Buyer DC Plan                                                  7.8(h)
Buyer Indemnified Parties                                      9.1(a)
Buyer Pension Plan                                             7.8(g)
Buyer Required Regulatory Approvals                            6.3(b)
Closing                                                        4.1
Closing Date                                                   4.1
Closing Notice                                                 7.4(e)
Closing Statement                                              3.2(a)
Closing Statement Review Period                                3.2(b)
Company Account                                                5.34
Contracts                                                      5.19(a)
De Minimis Loss                                                9.1(a)
December 2003 Financial Statements                             5.6
Direct Claim                                                   9.2(c)
Disclosure Schedules                                           Article V
Entitled Party                                                 7.4(d)
Environmental Permits                                          5.14(a)
ERISA Affiliate                                                5.17(a)
Excluded Assets                                                2.2
Excluded Obligations                                           2.4
Expiring Contracts                                             2.4
Final Purchase Price Component                                 3.2(b)
Indemnifiable Loss                                             9.1(a)
Indemnifying Party                                             9.1(d)
Indemnitee                                                     9.1(c)
Independent Accounting Firm Closing Statement Determination    3.2(b)
Leased Real Property                                           5.10(f)
Liabilities                                                    5.7
March 2004 Financial Statements                                5.6
NLRB                                                           5.16(b)

Term                                                           Section
----                                                           -------

Non-Retirement Savings Benefits                                7.8(b)(i)
Non-Union Transferred Employee                                 7.8(d)
Old Cameron Service Center                                     2.1(a)
OPEB Amount                                                    3.1(b)(v)
Owned Real Property                                            5.10(f)
Parent                                                         5.13
Permits                                                        5.21(a)
Plan Creation Date                                             7.8(a)
Public Service Commission                                      5.4(b)
Purchase Price                                                 3.1(b)
Purchase Price Certificate                                     3.1(d)
Purchase Price Component                                       3.2(a)
Real Property                                                  2.1(a)
Receiving Party                                                7.4(d)
Related Assets                                                 2.1
Restrictions                                                   7.6(b)
Seller Indemnified Parties                                     9.1(b)
Seller Lease Buy-Out                                           2.5
Seller Leases                                                  2.5
Seller Non-Regulatory Approvals                                5.4(a)
Seller Qualified Plans                                         7.8(f)
Seller Required Regulatory Approvals                           5.4(b)
Tax Audit                                                      9.3(a)
Termination Date                                               10.1(b)
Third Party Claim                                              9.2(a)
Transfer Taxes                                                 7.7(a)
Transferred Employees                                          7.8(f)
Transferred Pipelines                                          2.1(b)
Union Employees                                                7.8(c)
West Virginia Gas Distribution Business Employee               5.16(a)
Written Acceptance                                             7.6(b)


                                   ARTICLE II

                                PURCHASE AND SALE
                                -----------------

          2.1. Purchase and Sale. Upon the terms and subject to the satisfaction
               -----------------
or waiver of the conditions contained in this Agreement, at the Closing the Seller will sell, assign, convey, transfer and deliver to the Buyer, and the Buyer will purchase and acquire from the Seller (x) all of the issued and outstanding Company Common Stock and (y) the following assets owned by Seller (the "Related Assets"), free and clear of all Encumbrances (except for Permitted
      --------------
Encumbrances):

                    (a) all real property that is set forth on Schedule 2.1(a) (the "Real Property"), including any rights of way or easements
                -------------
          appurtenant thereto; provided, however, such Related Assets shall
                               --------  -------
          exclude that certain real property commonly known as the Cameron Service Center, located at 8 Adaline Avenue in Cameron, Marshall County, West Virginia, and more particularly described as all or a portion of Parcel 272, Tax Map Number 2, which real property shall hereinafter be referred to as the "Old Cameron Service Center."
                                             --------------------------

                    (b) all natural gas pipelines owned by Seller that are located in the State of West Virginia and that are shown on Schedule 2.1(b) (the "Transferred Pipelines"), including any rights of way or
                       ---------------------
          easements appurtenant thereto;

                    (c) all natural gas owned by Seller that is stored in the Transferred Pipelines as of the Closing Date;

                    (d) all inventories of supplies and materials set forth on
          Schedule 2.1(d);

                    (e) subject to Section 2.5, the machinery, equipment, vehicles, furniture and other personal property listed on Schedule 2.1(e) and all warranties against manufacturers or vendors relating thereto, to the extent that such warranties are freely transferable;

                    (f) (i) the contracts set forth on Schedule 2.1(f)(i) and
          (ii) any contract entered into by Seller after the date of this Agreement and prior to the Closing Date in accordance with the terms of Section 7.1 that relates to the West Virginia Gas Distribution Business;

                    (g) all books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications and procedures to the extent related to the Related Assets and in Seller's possession, other than books of account;

                    (h) all right, title and interest in and to the insurance proceeds for any damage to the Related Assets arising after the date of this Agreement and prior to the Closing Date, except to the extent such damage is reflected in the Net Working Capital;

                    (i) all Permits of Seller that relate to the West Virginia Gas Distribution Business;

                    (j) the rights of Seller in, to and under all causes of action against third parties (excluding, for the avoidance of doubt, any Affiliates of Seller) to the extent arising out of or in connection with Seller's rights, title and interests in and to the

          West Virginia Gas Distribution Business, whether accruing prior to, on or after the Closing Date, whether received as payment or credit against future liabilities, in each case, relating to any period prior to, on or after the Closing Date;

                    (k) all rights of Seller to licenses or other valid rights to use all Gas Distribution Intellectual Property (subject to the Excluded Assets below); and

                    (l) the accounts receivable of Seller in respect of the West Virginia Gas Distribution Business as reflected on the Closing Balance Sheet.

          2.2. Excluded Assets. The Related Assets shall expressly exclude the
               ---------------
Old Cameron Service Center and any right to use of the names "Allegheny", "Allegheny Energy", "Allegheny Power", "Monongahela", "Monongahela Power Company" or any Intellectual Property derived from such names and any Intellectual Property that is not Gas Distribution Intellectual Property (collectively, the "Excluded Assets"), which shall not be sold or transferred to
                    ---------------
the Buyer; provided, however, that the Buyer may make use of the Excluded Assets
           --------  -------
as provided in Section 7.11.

          2.3. Assumed Obligations. (a) At the Closing, the Buyer shall deliver
               -------------------
to the Seller the Instrument of Assumption. Buyer agrees to assume and discharge all of the following liabilities and obligations of the Seller, direct or indirect, known or unknown, absolute or contingent, to the extent arising out of or related to ownership or use of the Related Assets in connection with the West Virginia Gas Distribution Business in accordance with the respective terms and subject to the respective conditions of the Instrument of Assumption and subject to the terms of this Agreement, including, without limitation, the indemnification provisions of Article IX and the representations and warranties contained in Section 5.14 of this Agreement:

                              (i) all liabilities and obligations associated
                    with the Related Assets in connection with the West Virginia Gas Distribution Business regardless of whether such liabilities or obligations arose before or after the Closing;

                              (ii) all liabilities and obligations associated
                    with the Related Assets in connection with the West Virginia Gas Distribution Business in respect of Taxes attributable to taxable periods ending after the Closing Date, except those for which the Seller is expressly liable pursuant to the terms of this Agreement;

                              (iii) any liability, obligation, responsibility or
                    capital expenditure arising under or related to any former, current or future Environmental Laws, health and safety laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with (a) any violation, alleged violation, Release, threatened Release, permit, closure, post-closure or remedial obligation relating to any Environmental Law, whether prior to or on or after the Closing Date, with respect to the ownership or operation of the Related Assets; (b) any alleged loss of life, injury to persons or property or damage to natural resources (whether or not such alleged loss, injury or damage arose or has become manifest before the Closing Date or arises or becomes manifest on or after the Closing Date), relating to the alleged generation, discharge, emission, use, transportation, disposal, presence or Release of any Hazardous Substances at, on, in, under, to or from the Related Assets whether prior to or on or after the Closing Date, including, but not limited to, any offsite transportation, discharge, emission, deposition, disposal or migration, Hazardous Substances contained in building materials or structures at the Related Assets or in the soil, surface, water, sediments, groundwater, landfill cells, or in other environmental media at or migrating from the Related Assets; and (c) the investigation, monitoring and/or remediation (whether or not such investigation, monitoring or remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Substances that are present on or have been used, generated, discharged, emitted, transported, disposed or Released whether prior to or on or after the Closing Date at, on, in, under, to or from the Related Assets, including, but not limited to, any offsite transportation, discharge, emission, deposition, disposal or migration and any Hazardous Substance in building materials or structures at the Related Assets or in the soil, surface water, sediments, groundwater, landfills, disposal sites, or in other environmental media at or migrating from the Related Assets; and

                              (iv) all liabilities and obligations incurred by
                    the Seller in accordance with the terms of this Agreement with respect to capital expenditures associated with, or on behalf of, the Related Assets.

                    (b) All of the foregoing liabilities and obligations to be assumed by the Buyer under Section 2.3(a) are collectively referred to herein as the "Assumed Obligations." All liabilities and obligations
                         -------------------
          of the Company shall remain the liabilities and obligations of the Company and it is understood and agreed that Seller and its Affiliates shall not retain or assume any such liability or obligation (except to the extent otherwise expressly provided by this Agreement or any Related Agreement).

          2.4. Excluded Obligations. The Assumed Obligations shall expressly
               --------------------
exclude, and Seller shall remain responsible for: (i) any liabilities or obligations, direct or indirect, absolute or contingent, to the extent not arising out of or related to ownership or use of the Related Assets in connection with the West Virginia Gas Distribution Business, (ii) any liabilities or obligations associated with or arising under contracts, agreements, personal property leases, commitments, understandings or instruments the terms of which provide that they will be fully performed or otherwise expire prior to the Closing Date (the "Expiring Contracts") to which the Company or any
                                ------------------
of its Subsidiaries is not or has not been a party, (iii) any liabilities expressly assumed or retained by the Seller or its Affiliates pursuant to this Agreement or any Related Agreement and (iv) any liabilities or obligations associated with or arising under any of the Seller Leases (as defined in Section 2.5) to the extent such leases are not assigned to the Buyer or the Company at the Closing. All of the foregoing liabilities and obligations which are not being transferred to the Buyer and which will remain the responsibility of the Seller (or its Affiliates, as the case may be) are referred to herein as the "Excluded Obligations."
 --------------------

          2.5. Assignment of Certain Personal Property and Vehicle Leases. The
               ----------------------------------------------------------
Seller shall use its commercially reasonable efforts to assign to the Buyer or the Company at the Closing the personal property, equipment and vehicle leases set forth on Schedule 2.5 in respect of the personal property, equipment and vehicles set forth on Schedule 2.1(e) (the "Seller Leases"), including without
                                            -------------
limitation seeking to obtain any required consents to such assignments from the lessors party to such Seller Leases. In the event the Seller is unable to assign any of the Seller Leases as of the Closing as a result of the failure to obtain any consent of any lessor under such Seller Lease, it shall notify the Buyer promptly that it will not be able to assign such Seller Lease to the Buyer or the Company at the Closing. From and after receipt of such notice, the Buyer shall use it commercially reasonable efforts to renegotiate the Seller Leases as leases of the Buyer or the Company on terms and conditions (including with respect to costs and expenses with respect to such Seller Leases) substantially similar to the terms and conditions contained in the Seller Leases. In the event that both (A) Seller is unable to assign any Seller Lease to the Buyer or the Company at the Closing and (B) the Buyer is unable to renegotiate any Seller Lease as a lease of the Buyer or the Company on terms and conditions (including with respect to costs and expenses with respect to such Seller Lease) substantially similar to the terms and conditions contained in the Seller Leases, then the Buyer shall have the right, exercisable in its sole discretion, but not the obligation, to request that the Seller, and the Seller shall, exercise any "buy-out" rights contained in such Seller Lease, such that the Seller will acquire the personal property, equipment or vehicles underlying such Seller Lease (a "Seller Lease Buy-Out"). Any Seller Lease Buy-Out requested by
                 --------------------
the Buyer and consummated by the Seller pursuant to this Section 2.5 shall be at the sole cost and expense of the Buyer and any personal property, equipment or vehicles acquired by the Seller upon the exercise of a Seller Lease Buy Out shall be transferred to the Buyer at the Closing for no additional consideration. Any personal property, equipment or vehicles transferred to the Buyer pursuant to this Section 2.5 shall be deemed a "Related Asset" for all purposes under this Agreement.

                                  ARTICLE III

                                 PURCHASE PRICE
                                 --------------

          3.1. Purchase Price.
               --------------

                    (a) In consideration of the sale, assignment, conveyance, transfer and delivery to Buyer of the right, title and interest as of the Closing of Seller and its Subsidiaries in the Company Common Stock and the Related Assets, Buyer shall (i) pay to Seller at Closing an amount equal to the Purchase Price and (ii) assume, as of the Closing, the Assumed Obligations.

                    (b) As used in this Agreement, "Purchase Price" shall mean
                                                    --------------
          an amount determined pursuant to the following formula together with the amounts payable by the Company to Seller pursuant to Section 3.1(c):

                              (i) $185,798,000;

                              (ii) plus Net Working Capital as of the Closing
                                   ----
                    Date;

                              (iii) less total Long-Term Debt outstanding as of
                                    ----
                    the Closing Date, including any current portion thereof;

                              (iv) less any Long-Term Liabilities outstanding as
                                   ----
                    of the Closing Date;

                              (v) less 50% of any increase in liabilities of the
                                  ----
                    Company from immediately prior to the Plan Creation Date through the Closing Date due to fulfillment of Seller's obligations pursuant to Sections 7.8(a) and (b) of this Agreement, as determined in accordance with the methodology and assumptions set forth on Schedule 3.1(b)(v) (such 50%, the "OPEB Amount");

                              (vi) plus the Expansion Capital Expenditures
                                   ----
                    Amount; and

                              (vii) less the Maintenance Capital Expenditures
                                    ----
                    Amount.

                    (c) In addition to the amounts determined pursuant to the above formula, the Company shall, and the Buyer shall cause the Company to, pay to the Seller (i) immediately following the Closing, the amount of Affiliate Short-Term Liabilities outstanding as of the Closing Date in an amount not to exceed $60,684,000 and the Buyer will either (A) provide for such working capital financing directly to the Company immediately following the Closing or (B) arrange for third party working capital financing to be available to the Company immediately following the Closing, in each case so that the Company can make the payments provided in this Section 3.1(c)(i) immediately following the Closing, and (ii) in the manner and at the time set forth on Schedule 3.1(c)(ii), the amount of Affiliate Long-Term Liabilities outstanding as of the Closing Date in an amount not to exceed $14,596,000;

                    (d) Not less than five (5) Business Days prior to the Closing Date, the Seller will prepare and deliver a certificate (the "Purchase Price Certificate") of an authorized officer of the Seller
           --------------------------
          setting forth the Seller's best estimate of the Purchase Price, including, in reasonable detail, the Seller's best estimate of each of
          (i) the Net Working Capital, (ii) the Affiliate Short-Term Liabilities, (iii) the Affiliate Long-Term Liabilities, (iv) total Long-Term Debt, (v) any Long-Term Liabilities, (vi) the OPEB Amount,
          (vii) the Expansion Capital Expenditures Amount, and (viii) the Maintenance Capital Expenditures Amount, in each case as of the Closing Date. For purposes of preparing the Purchase Price Certificate, the OPEB Amount will be calculated using actual demographics as of the Plan Creation Date. From and after the delivery of the Purchase Price Certificate until the Closing, the Buyer will be permitted to review the Seller's working papers relating to the preparation of the Purchase Price Certificate and shall be provided with reasonable access to individuals involved in preparing or reviewing the Purchase Price Certificate.

                    (e) The Purchase Price shall be further subject to the adjustments in Section 3.2.

          3.2. Post-Closing True-Up.
               --------------------

                    (a) The Buyer shall deliver, no sooner than 30 days nor later than 60 days after the Closing, the Buyer's determination of each of (i) the Net Working Capital, (ii) the Affiliate Short-Term Liabilities, (iii) the Affiliate Long-Term Liabilities, (iv) total Long-Term Debt, (v) any Long-Term Liabilities, (vi) the OPEB Amount,
          (vii) the Expansion Capital Expenditures Amount, and (viii) the Maintenance Capital Expenditures Amount (the "Purchase Price
                                                        --------------
          Components") in each case as of the Closing Date (the "Closing
          ----------                                             -------
          Statement"). For purposes of preparing the Closing Statement, the OPEB
          ---------
          Amount will be calculated using actual demographics as of the Closing Date. The Seller agrees to cooperate with the Buyer in connection with the preparation of the Closing Statement and related information, and shall provide to the Buyer access to such books, records, personnel and other information as may be reasonably requested from time to time.

                    (b) The Seller may dispute the Closing Statement or any item set forth thereon; provided, however, that the Seller shall notify the
                             --------  -------
          Buyer in writing of the disputed amount, and the basis of such dispute, within ten (10) Business Days of the Seller's receipt of the Closing Statement (the "Closing Statement Review Period"). During the
                                  -------------------------------
          Closing Statement Review Period, the Seller will be permitted to review the Buyer's working papers relating to the Closing Statement and shall be provided with reasonable access to individuals involved in preparing or reviewing the Closing Statement. In the event of a dispute with respect to any part of the Closing Statement, the Buyer and the Seller shall use reasonable efforts to reconcile their differences. If the Buyer and the Seller are unable to reach a resolution of such differences within 30 days of receipt of the Seller's written notice of dispute to the Buyer, the Buyer and the Seller shall submit the amounts remaining in dispute for determination and resolution to the Independent Accounting Firm, which shall be instructed to determine and report to the parties, within 30 days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed (such determination, an "Independent Accounting Firm Closing Statement Determination"). The
           -----------------------------------------------------------
          Seller, the Buyer and the Company shall each make available to the Independent Accounting Firm all work papers, books and records relating to the West Virginia Gas Distribution Business to the extent relevant to the determination of amounts set forth on the Closing Statement. The Closing Statement and the Purchase Price Components set forth thereon shall be adjusted (i) in accordance with any amount mutually agreed to in writing by the Seller and the Buyer with respect to any item set forth on the Closing Statement or (ii) in accordance with any Independent Accounting Firm Closing Statement Determination. As used herein, the term "Final Purchase Price Component" shall mean,
                                    ------------------------------
          as applicable, (x) such Purchase Price Component set forth on the Closing Statement, as so adjusted pursuant to either clause (i) or
          (ii) of the immediately preceding sentence, as applicable, or (y) if Seller fails to dispute in writing any Purchase Price Component included on the Closing Statement within the Closing Statement Review Period, the computation of such Purchase Price Component set forth on the Closing Statement. The fees and disbursements of the Independent Accounting Firm with respect to this Section 3.2 shall be allocated between the Buyer and the Seller so that the Seller's share of such fees and disbursements shall be in the same proportion that the aggregate amount of such disputed amounts so submitted by the Seller to the Independent Accounting Firm that is unsuccessfully disputed by the Seller (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed amounts so submitted by the Seller to the Independent Accounting Firm.

                    (c) If any of the Net Working Capital, Affiliate Short-Term Liabilities, Affiliate Long-Term Liabilities or Expansion Capital Expenditures set forth in the Purchase Price Certificate exceeds the corresponding Final Purchase Price Component, the Seller shall pay the Buyer the difference promptly, but no later than five (5) Business Days following the final determination of such Final Purchase Price Component pursuant to Section 3.2(b), by wire transfer of immediately available funds to an account designated by the Buyer (it being understood that in the event Buyer does not designate such an account to Seller on or prior to the date such Final Purchase Price Component is determined, Seller shall pay such difference to Buyer on the Business Day following the date such account is designated (if such Business Day is later than five (5) Business Days following such date of determination)). If any of the Net Working Capital, Affiliate Short-Term Liabilities, Affiliate Long-Term Liabilities or Expansion Capital Expenditures set forth in the Purchase Price Certificate is less than the corresponding Final Purchase Price Component, the Buyer shall pay the Seller the difference promptly, but no later than five
          (5) Business Days following the final determination of such Final Purchase Price Component pursuant to Section 3.2(b), by wire transfer of immediately available funds to an account designated by the Seller (it being understood that in the event Seller does not designate such an account to Buyer on or prior to the date such Final Purchase Price

          Component is determined, Buyer shall pay such difference to Seller on the Business Day following the date such account is designated (if such Business Day is later than five (5) Business Days following such date of determination)). If any of the Net Working Capital, Affiliate Short-Term Liabilities, Affiliate Long-Term Liabilities or Expansion Capital Expenditures set forth in the Purchase Price Certificate is equal to the corresponding Final Purchase Price Component, no payment shall be made pursuant to this Section 3.2(c) with respect to such Purchase Price Component. For purposes of calculating the difference between Purchase Price Components as set forth on the Purchase Price Certificate and the corresponding final Purchase Price Components pursuant to this Section 3.2(c), (i) any amount of Affiliate Short-Term Liabilities in excess of $60,684,000 shall be disregarded and (ii) any amount of Affiliate Long-Term Liabilities in excess of $14,596,000 shall be disregarded. Any amount paid pursuant to this
          Section 3.2(c) (i) shall be paid with interest for the period commencing on the Closing Date through the date of payment, calculated at the published prime rate of Citibank N.A. as in effect on the Closing Date (the "Applicable Rate") and (ii) shall, to the maximum
                             ---------------
          extent permitted by applicable law, constitute an adjustment to the Purchase Price.

                    (d) If any of the Long-Term Debt, the Long-Term Liabilities, the OPEB Amount or the Maintenance Capital Expenditures Amount set forth in the Purchase Price Certificate is less than the corresponding Final Purchase Price Component, the Seller shall pay the Buyer the difference promptly, but no later than five (5) Business Days following the final determination of such Final Purchase Price Component pursuant to Section 3.2(b), by wire transfer of immediately available funds to an account designated by the Buyer (it being understood that in the event Buyer does not designate such an account to Seller on or prior to the date such Final Purchase Price Component is determined, Seller shall pay such difference to Buyer on the Business Day following the date such account is designated (if such Business Day is later than five (5) Business Days following such date of determination)). If any of the Long-Term Debt, the Long-Term Liabilities, the OPEB Amount or the Maintenance Capital Expenditures Amount set forth in the Purchase Price Certificate exceeds such Final Purchase Price Component, the Buyer shall pay the Seller the difference promptly, but no later than five (5) Business Days following the final determination of such Final Purchase Price Component pursuant to Section 3.2(b), by wire transfer of immediately available funds to an account designated by the Seller (it being understood that in the event Seller does not designate such an account to Buyer on or prior to the date such Final Purchase Price Component is determined, Buyer shall pay such difference to Seller on the Business Day following the date such account is designated (if such Business Day is later than five (5) Business Days following such date of determination)). If any of the Long-Term Debt, the Long-Term Liabilities, the OPEB Amount or the Maintenance Capital Expenditures Amount forth in the Purchase Price Certificate is equal to the corresponding Final Purchase Price Component, no payment shall be made pursuant to this Section 3.2(d) with respect to such Purchase Price

          Component. Any amount paid pursuant to this Section 3.2(d) (i) shall be paid with interest for the period commencing on the Closing Date through the date of payment, calculated at the Applicable Rate and
          (ii) shall, to the maximum extent permitted by applicable law, constitute an adjustment to the Purchase Price.

          3.3. Release From Further Liability.
               ------------------------------

          Following the payment in full of the Purchase Price (other than amounts payable by the Company to Seller pursuant to Section 3.1(c)(ii) and after giving effect to any adjustments pursuant to Section 3.2), the Buyer and the Seller agree that any and all amounts and accounts payable (including, without limitation, all notes payable to affiliates and long term affiliated accounts payable) owed by the Company and its Subsidiaries to Affiliates of the Company (as determined immediately prior to the Closing), other than the Company and its Subsidiaries, shall be deemed to be paid in full and neither the Company nor any of its Subsidiaries shall have any liability with respect thereto, whether or not any such amounts were included as a Purchase Price Component, were reflected in the adjustments to the Purchase Price set forth in this
Article III or are reflected on the Financial Statements, except for the Affiliate Long-Term Liabilities set forth on Schedule 3.1(c)(ii) which shall remain outstanding and be repaid in accordance with the terms of Schedule 3.1(c)(ii).

          3.4. Allocation of Purchase Price. The Buyer and the Seller shall use
               ----------------------------
their best efforts to agree upon an allocation among the Related Assets and, as a result of elections made under Section 338(h)(10) of the Code, the assets of the Company and, as applicable, the assets of the Company's Subsidiaries, of the purchase price (determined for tax purposes). Such purchase price allocation shall be consistent with Section 1060 of the Code and the Treasury Regulations thereunder, and completed within 180 days of the date of this Agreement but in no event less than 30 days prior to the Closing. Any post Closing adjustments for purchase price allocation purposes under this Section 3.4 shall be jointly made and agreed to following the Closing within a reasonable time in a manner consistent with the allocation determined pursuant to this Section 3.4. Each of the Buyer and the Seller agrees to file Internal Revenue Service Form 8594 and Form 8883 and all federal, state, local and foreign Tax Returns, in accordance with the allocation determined under this Section 3.4. Each of the Buyer and the Seller shall report the transactions contemplated by this Agreement for Tax purposes in a manner consistent with the allocation determined pursuant to this
Section 3.4. Each of the Buyer and the Seller agrees to provide the other promptly with any other information reasonably required to complete Form 8594 and Form 8883. Each of the Buyer and the Seller shall notify the other in the event of an examination, audit or other proceeding regarding the allocation determined under this Section 3.4. If the Buyer and the Seller are unable to reach an agreement on a purchase price allocation, then the Buyer and the Seller shall submit such disputed items for determination and resolution to the Independent Accounting Firm, whose decision shall be final, binding and conclusive on the parties hereto and whose fees and expenses shall be borne equally by the parties.

                                   ARTICLE IV

                                   THE CLOSING
                                   -----------

          4.1. Time and Place of Closing. Upon the terms and subject to the
               -------------------------
satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the purchase and sale of the Common Stock and the Related Assets contemplated by this Agreement (the "Closing") will take place at the offices of
                                     -------
Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 on the first Business Day of the full calendar month immediately following the date five days after the date on which all of the conditions contained in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver at the Closing of such conditions), subject to the continued satisfaction or waiver of each such condition contained in Article VIII up to and including the Closing, or at such other place or time as the parties may agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing
                                                                        -------
Date."
----

          4.2. Payment of Purchase Price. Upon the terms and subject to the
               -------------------------
satisfaction of the conditions contained in this Agreement, the Buyer will pay to Seller at the Closing, or following the Closing in accordance with Section 3.2(c), an amount in United States dollars equal to the Purchase Price (as calculated by Seller pursuant to Section 3.1(d)), by wire transfer of immediately available funds to an account designated by Seller to Buyer at least five (5) Business Days prior to the Closing Date or in the case of payments to be made pursuant to Section 3.2(c)(ii), to an account designated by Seller to Buyer at least five (5) Business Days prior to the date such portion of the Purchase Price is to be paid.

          4.3. Deliveries by the Seller. At the Closing, the Seller will deliver
               ------------------------
the following to the Buyer:

                    (a) A certificate or certificates evidencing all of the then outstanding shares of Company Common Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with any required stock transfer tax stamps properly affixed thereto and any other documents reasonably requested by Buyer to vest in Buyer good and marketable title to such Company Common Stock;

                    (b) The Related Agreements, duly executed by the Seller;

                    (c) All consents, waivers or approvals obtained by the Seller with respect to (i) the Related Assets or the Company Common Stock, (ii) the transfer of any Permit or Environmental Permit constituting a Related Asset and (iii) the consummation of the transactions contemplated by this Agreement, to the extent specifically required hereunder;

                    (d) All such other instruments of assignment or conveyance as shall, in the reasonable opinion of the Buyer and its counsel, be necessary to transfer to the Buyer the Related Assets and the Company Common Stock in accordance with the terms of this Agreement and, where necessary or desirable, in recordable form;

                    (e) An opinion of counsel to the Seller, dated the Closing Date, substantially in the form of Exhibit F hereto;

                    (f) All Transferring Employee Records; and

                    (g) Such other agreements, documents, instruments and writings as are required to be delivered by the Seller at or prior to the Closing pursuant to the terms of this Agreement or as are otherwise required in connection herewith.

          4.4. Deliveries by the Buyer. At or immediately following the Closing
               -----------------------
(as applicable), the Buyer will deliver the following to the Seller or its designees:

                    (a) The Purchase Price;

                    (b) The Related Agreements, duly executed by the Buyer;

                    (c) An opinion of counsel to the Buyer, dated the Closing Date, substantially in the form of Exhibit G hereto;

                    (d) All such other instruments of assumption as shall, in the reasonable opinion of the Seller and its counsel, be necessary for the Buyer to assume the Assumed Obligations in accordance with the terms of this Agreement; and

                    (e) Such other agreements, documents, instruments and writings as are required to be delivered by the Buyer at or prior to the Closing Date pursuant to the terms of this Agreement or as are otherwise required in connection herewith.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

                  Except as set forth in the disclosure schedules attached to this Agreement (the "Disclosure Schedules"), the Seller hereby represents and
                     --------------------
warrants to the Buyer as follows:

                    5.1. Organization; Qualification.
                         ---------------------------

                    (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of Ohio, and the Company is a corporation duly organized, validly existing and in good standing under the laws of West Virginia.

                    (b) The Seller has all requisite corporate power and authority to own, lease, and operate the Related Assets, except where the failure to have such corporate power and authority would be immaterial.

                    (c) The Company and its Subsidiaries each has all requisite corporate power and authority to own, lease and operate its respective properties and to carry out its respective business as it is now being conducted, except where the failure to have such corporate power and authority would be immaterial.

                    (d) The Seller has heretofore delivered to the Buyer complete and correct copies of the Company's Articles of Incorporation and By-laws, each as currently in effect.

          5.2. Authority Relative to this Agreement. The Seller has full
               ------------------------------------
corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Seller and no other corporate proceedings on the part of the Seller or the Company are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by the Seller, and, assuming that this Agreement and the Related Agreements constitute valid and binding agreements of the Buyer, constitute valid and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity
                                                         ---------------------
Exception").
---------

          5.3. Capitalization and Other Matters. The Seller owns, beneficially
               --------------------------------
and of record, all of the Company Common Stock, free and clear of all Encumbrances. There are no outstanding contracts or other rights of the Seller or any other Person to subscribe for or purchase, repurchase, redeem or otherwise acquire any capital stock of the Company or any of the Company's Subsidiaries. Except for this Agreement, the Seller has not entered into any contract or granted any warrant, option or similar right for the sale, transfer or other disposition of the Company Common Stock. The Company does not have any equity or other investment interest in any other Person.

          5.4. Consents and Approvals; No Violation.
               ------------------------------------

                    (a) Other than obtaining the consents of third parties set forth on Schedule 5.4 (the "Seller Non-Regulatory Approvals"), the
                                      -------------------------------
          Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement and the Related Agreements by the Seller, the sale by the Seller of the Related Assets or the Company Common Stock pursuant to this Agreement nor performance under this Agreement or the Related Agreements will:
          (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Code of Regulations of the Seller; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other Persons (including without limitation consents from parties to loans, contracts, licenses, leases and other agreements to which Seller is a party), except for those requirements which become applicable to the Seller as a result of the specific regulatory status of the Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the Buyer (or any of its Affiliates) is or proposes to be engaged; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller, the Company or the Company's Subsidiaries is a party or by which the Seller or the Company may be bound or to which any of the Related Assets may be subject, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller.

                    (b) Except for (i) any necessary approvals of the SEC pursuant to the Holding Company Act with respect to the sale of the Related Assets and the Company and the Transition Services Agreement,
          (ii) the filings by the Seller required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act, (iii) the approval of the Public Service Commission of West Virginia (the "Public Service Commission"), and (iv) the consent of
                         -------------------------
          the Federal Communications Commission to the assignment and transfer, as applicable, of the radio station licenses set forth on Schedule 5.21(b) hereto (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Seller Required
                                                            ---------------
          Regulatory Approvals"), no declaration, filing or registration with,
          --------------------
          or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Seller of the transactions contemplated hereby or by the Related Agreements.

          5.5. Company Reports. Since January 1, 1999, each of the Seller, the
               ---------------
Company and the Company's Subsidiaries has filed or caused to be filed with the Public Service Commission all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them with respect to the business and operations of the Seller (as it relates to the West Virginia Gas Distribution Business), all of which complied in all respects with all applicable requirements of the rules and regulations of the Public Service Commission as in effect on the date each such report was filed, except for such failures to file, cause to be filed or to be in compliance that are immaterial.

          5.6. Financial Statements. Attached hereto as Schedule 5.6 is a copy
               --------------------
of (i) the audited consolidated balance sheet of the Company and the unaudited balance sheet for the Related Assets (together, the "Balance Sheets"), in each
                                                     --------------
case as of December 31, 2003 (the "December 2003 Financial Statements"), and
                                   ----------------------------------
(ii) the unaudited consolidated balance sheet of the Company and the unaudited balance sheet for the Related Assets, in each case as of March 31, 2004 (the "March 2004 Financial Statements"). The December 2003 Financial Statements and
 -------------------------------
the March 2004 Financial Statements: (i) were prepared in accordance with GAAP as in effect for the period covered thereby, applied on a consistent basis; and
(ii) taken together, present fairly, in all material respects, the financial position of the West Virginia Gas Distribution Business as of December 31, 2004 and March 31, 2004, respectively. The December 2003 Financial Statements and the March 2004 Financial Statements set forth all net accounts payable (including, without limitation, all notes payable to affiliates and long term affiliated accounts payable) owed by the Company and its Subsidiaries to upstream Affiliates of the Company and affiliated accounts receivable of the Company and its Subsidiaries (including, without limitation, all notes receivable from affiliates and long term affiliated accounts receivable) due from upstream Affiliates of the Company, in each case as of December 31, 2003 and March 31, 2004, respectively.

          5.7. Undisclosed Liabilities. The Assumed Obligations do not include,
               -----------------------
and the Company and its Subsidiaries do not have, any Liabilities except for (i) Liabilities reflected or reserved against in the Financial Statements and (ii) Liabilities incurred after the dates of the Balance Sheets in the ordinary and usual course of business. "Liabilities" means any debts, liabilities,
                           -----------
commitments or obligations of any kind, character or nature whatsoever.

          5.8. Absence of Certain Changes or Events. Since December 31, 2003,
               ------------------------------------
(i) no Material Adverse Effect has occurred, (ii) the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course, consistent with past practice, (iii) there has been no damage, destruction or casualty loss to the Related Assets or the assets of the Company or any of its Subsidiaries, whether or not covered by insurance and (iv) neither the Seller (with respect to the West Virginia Gas Distribution Business), the Company nor any Subsidiary of the Company has:

                    (a) incurred any liability or obligation (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice, or increased, or experienced any change in assumptions underlying or methods of calculating, any bad debt, contingency or other reserves, other than increases or changes that are immaterial;

                    (b) paid, discharged, settled or satisfied any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against on the Balance Sheets or incurred in the ordinary course of business and consistent with past practice;

                    (c) permitted or allowed any of its properties (real, personal or mixed, tangible or intangible) or assets to be subject to any Encumbrance, except for Permitted Encumbrances;

                    (d) cancelled any debts or waived any claims or rights of substantial value;

                    (e) sold, transferred or otherwise disposed of any of its properties (real, personal or mixed, tangible or intangible) or assets, except in the ordinary course of business and consistent with past practice;

                    (f) granted any general increase in the compensation of officers or employees of the Company (including any such increases pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any other increases in the compensation payable or to become payable to any officer or employee of the Company other than as required by contracts in existence prior to December 31, 2003 or in the ordinary course of business consistent with past practice;

                    (g) (i) changed any financial or material Tax accounting methods, policies or practices except as required by a change in GAAP,
          (ii) made, revoked, or amended any material Tax election, (iii) filed any material amended Tax Return or claim for refund, (iv) consented to extend the period of limitations for the payment or assessment of any material Tax, (v) entered into any closing agreement affecting any material Tax liability or refund, or (vi) settled or compromised any material Tax liability or refund; or

                    (h) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock.

          5.9. Indebtedness of the Company. The Company and its Subsidiaries (a)
               ---------------------------
do not have any outstanding indebtedness for borrowed money (including obligations in respect of capital leases), other than amounts owed to Affiliates of the Company, and (b) have not guaranteed the obligations (whether directly or indirectly, contingently or otherwise) of any other Person.

          5.10. Title and Related Matters.
                -------------------------

                    (a) Except for Permitted Encumbrances, the Company or the Seller, as the case may be, holds an insurable fee simple title to the Real Property and any real property that the Company or its Subsidiaries purports to own.

                    (b) Except for Permitted Encumbrances, (x) the Seller has good and valid title to the Related Assets (other than the Real Property) which it purports to own, free and clear of all Encumbrances, and (y) the Company and its Subsidiaries have good and valid title to the material assets which they purport to own, free and clear of all Encumbrances.

                    (c) Assuming they constitute valid and binding agreements of the Buyer (where applicable), the Bill of Sale and the deeds, endorsements, assignments and other instruments to be executed and delivered by Seller to Buyer at Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, and will effectively vest in Buyer good, valid and marketable title to, and ownership of, all the Related Assets to be transferred to Buyer pursuant to and as contemplated by this Agreement, free and clear of all Encumbrances (except Permitted Encumbrances).

                    (d) Assuming they constitute valid and binding agreements of the Buyer (where applicable), the share certificates of Company Common Stock, stock powers, endorsements, assignments and other instruments to be executed and delivered by Seller to Buyer at Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, and will effectively vest in Buyer good, valid and marketable title to, and ownership of, the shares of Company Common Stock to be transferred to Buyer pursuant to and as contemplated by this Agreement, free and clear of all Encumbrances (except Permitted Encumbrances).

                    (e) None of the Seller (so far as it relates to the Related Assets), the Company or any Company Subsidiary is a party to any lease or agreement under which it is a lessee of any material personal property. Each Seller Lease is a valid agreement, duly authorized and entered into, without any default of the Seller, the Company or any Company Subsidiary thereunder and, to the knowledge of Seller, without any default thereunder of any other party thereto. To the knowledge of Seller, none of the Seller, the Company or any Company Subsidiary has received or given a written notice of default under the Seller Leases other than notices with respect to defaults which have either been cured or waived.

                    (f) Schedule 5.10(f) lists all material real property leases to which the Seller (so far as it relates to the Related Assets), the Company or any Company Subsidiary is a party (the "Leased Real
                                                             -----------
          Property"). Schedule 5.10(f) lists all real property owned by the
          --------
          Seller (so far as it relates to the Related Assets), the Company and each Company Subsidiary (the "Owned Real Property"). The Owned Real
                                        -------------------
          Property and the Leased Real Property, together with any and all easements appurtenant to (i) such real property and (ii) the Transferred Pipelines and the natural gas pipelines owned by the Company and the Company Subsidiaries, in each case granted to the Seller (so far as they relate to the Related Assets), the Company or any Company Subsidiary, if any, include all of the material real property used or held for use in connection with the West Virginia Gas Distribution Business as now conducted.

                    (g) None of the Seller, the Company or any Company Subsidiary has any outstanding options or rights of first refusal to purchase any Leased Real Property or any portion thereof or interest therein.

                    (h) Each lease related to the Leased Real Property is valid, binding and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. No notice of any default has been given to the Seller, the Company or any Company Subsidiary under any such lease.

                    (i) There are no material subleases or assignments of any kind to which the Seller, the Company or any Company Subsidiary is a party with respect to the Seller's, the Company's or applicable Company Subsidiary's interest in the Leased Real Property or Owned Real Property.

                    (j) None of the Seller, the Company or the Company Subsidiaries has received any written notice of, or has any knowledge of, any action, proceeding or litigation pending (and, to the knowledge of the Seller, threatened) (i) to take all or any portion of the Owned Real Property or the Leased Real Property, or any interest therein, by eminent domain or similar proceeding; (ii) to modify the zoning of the Owned Real Property or the Leased Real Property, or the use or development thereof; or (iii) otherwise relating to the Owned Real Property or the Leased Real Property, or the interests of the Seller, the Company or the Company Subsidiaries therein, which would be reasonably likely to interfere with the use, ownership, improvement, development and/or operation of the Owned Real Property or the Leased Real Property.

                    (k) There are no contracts outstanding for the sale, exchange or transfer of any of the Owned Real Property or Leased Real Property, or any portion thereof.

                    (l) The parcels constituting the Owned Real Property are assessed separately from all other adjacent property not constituting Owned Real Property for purposes of real property taxes assessed to, or paid by, the Seller, the Company or any Company Subsidiary. To the knowledge of the Seller, each of the parcels of the Owned Real Property and the Leased Real Property complies with all applicable subdivision, land parcelization and local governmental taxation or separate assessment requirements.

                    (m) There has been no delivery of any written notice to the Seller regarding any material repairs, alterations or other work on any Owned Real Property or Leased Real Property which have been required by any insurance company or any Governmental Entity.

          5.11. Rights of Way and Real Property. To the knowledge of Seller,
                -------------------------------
Seller owns or possesses all rights-of-way necessary for the operation of the Related Assets, as now being conducted, without any known conflict with the rights of others.

          5.12. Transportation Contracts and Sales and Purchase Contracts. There
                ---------------------------------------------------------
are no contracts pursuant to which the Seller, with respect to the West Virginia Gas Distribution Business, the Company or the Company's Subsidiaries either (a) are legally obligated to transport gas owned by a third party, or (b) are legally obligated to undertake any such transportation, other than pursuant to tariffs or agreements approved or authorized by the Public Service Commission. There are no agreements or other legally binding arrangements pursuant to which the Seller, with respect to the West Virginia Gas Distribution Business, or the Company or the Company's Subsidiaries are a seller of gas to any third party other than pursuant to tariffs or arrangements approved or authorized by the Public Service Commission.

          5.13. Insurance. All policies of fire, liability, worker's
                ---------
compensation and other forms of insurance owned or held by Allegheny Energy Inc., of which the Seller is a wholly owned subsidiary ("Parent"), that insure
                                                         ------
the Related Assets or the assets, properties or operations of the Company or the Company's Subsidiaries are in full force and effect, subject to the terms of each policy, all premiums due with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. As of the date of this Agreement, Parent has not been refused any insurance with respect to the Related Assets, the Company or the Company's Subsidiaries nor has such coverage been limited by any insurance carrier to which Parent has applied for any such insurance or with which it has carried insurance during the last twelve months. Schedule 5.13 sets forth (a) a true and complete list and description of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by the West Virginia Gas Distribution Business in force on the date hereof, together with a statement of the aggregate amount of claims paid out and claims pending, in each case since December 31, 2003 with respect to the West Virginia Gas Distribution Business, under each such insurance policy or other arrangement through the date of this Agreement, (b) a description of such risks which the Seller, the Company, any Subsidiary of the Company, or the Board of Directors or officers thereof, have designated as being self-insured and (c) a true and complete list of all outstanding claims for medical expenses in excess of $10,000 made by or with respect to any single employee (but not including the identity of such employee) of the Company or any Company Subsidiary.

          5.14. Environmental Matters. Except as set forth in Schedule 5.14:
                ---------------------

                    (a) (i) The Seller, the Company and the Company's Subsidiaries each hold, and are in compliance with, permits, licenses, and governmental authorizations necessary under applicable Environmental Laws ("Environmental Permits") to operate the West
                               ---------------------
          Virginia Gas Distribution Business as presently conducted, and (ii) the Seller (with respect to the West Virginia Gas Distribution Business and the ownership or operation of the Related Assets), the Company, and the Company's Subsidiaries, are in compliance with applicable Environmental Laws.

                    (b) None of the Seller, the Company or the Company's Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that either Seller (with respect to the West Virginia Gas Distribution Business or the ownership or operation of the Related Assets), the Company, or any of the Company's Subsidiaries, is not in such compliance. None of the Seller, the Company or the Company's Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law with respect to any on-site location.

                    (c) There is no Environmental Claim pending or threatened against either Seller (with respect to the West Virginia Gas Distribution Business or the ownership or operation of the Related Assets), the Company or any of the Company's Subsidiaries.

                    (d) To the knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents, including without limitation the release, emission, discharge, presence or disposal of any Hazardous Substance, that could reasonably be expected to result in any Environmental Claim against any of Seller (with respect to the West Virginia Gas Distribution Business or the ownership or operation of the Related Assets), the Company or the Company's Subsidiaries.

                    (e) None of the Seller (with respect to the West Virginia Gas Distribution Business or the ownership or operation of the Related Assets), the Company or the Company's Subsidiaries has entered into or agreed to any consent decree or order, and is not subject to any outstanding judgment, decree, or judicial order concerning compliance with any Environmental Law or the investigation or cleanup of Hazardous Substances under any Environmental Law, except for any such consent decree or order, judgment, decree or judicial order that is immaterial.

          Notwithstanding any other representations in this Article V, the representations and warranties made in this Section 5.14 are the Seller's exclusive representations and warranties relating to any Environmental Law or the protection of the environment.

          5.15. Public Service Commission. Schedule 5.15 lists all of the
                -------------------------
currently operative tariffs authorized and approved prior to the date of this Agreement by the Public Service Commission applicable to the West Virginia Gas Distribution Business and all of the currently pending rate, certificate or other filings made prior to the date of this Agreement by the Seller (with respect to the West Virginia Gas Distribution Business), the Company or the Company's Subsidiaries before the Public Service Commission and the status of each such filing on the date of this Agreement. The West Virginia Gas Distribution Business is in compliance with all of the rules, regulations and currently operative tariffs authorized and approved by the Public Service Commission applicable to the West Virginia Gas Distribution Business and all of the currently pending rate, certificate or other filings made by the Seller (in respect of the West Virginia Gas Distribution Business), the Company or the Company's Subsidiaries before the Public Service Commission.

          5.16. Labor Matters:
                -------------

                    (a) None of the Seller (with respect to each employee who is employed in the West Virginia Gas Distribution Business (whether by Seller, the Company or the Company's Subsidiaries) (a "West Virginia
                                                                 -------------
          Gas Distribution Business Employee"), other than in connection with
          ----------------------------------
          services that will be provided by Seller or its Affiliates pursuant to the Transition Services Agreement, the Company or the Company's Affiliates (with respect to a West Virginia Gas Business Employee) is party to, or bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements, in each case, with any labor union, labor organization or works council, other than the Collective Bargaining Agreements listed on Schedule 1.1(a)(17); and to the knowledge of Seller or the Company, no West Virginia Gas Distribution Business Employee is represented by any labor organization with respect to his or her employment with the Seller, the Company or any of the Company's Affiliates.

                    (b) To the knowledge of Seller, no labor union, labor organization, works council, or group of West Virginia Gas Distribution Business Employees has made a pending demand for recognition or certification in respect of the West Virginia Gas Distribution Business, and to the knowledge of Seller, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board ("NLRB") or any other labor relations tribunal or authority. To the
            ----
          knowledge of Seller or the Company, there are no labor union organizing activities taking place as of the date of this Agreement in respect of West Virginia Gas Distribution Business Employees.

                    (c) From January 1, 2003 to the date of this Agreement, there have been no actual labor strikes, labor disputes, slowdowns, work stoppages or lockouts pending, or, to the knowledge of Seller or the Company, threatened with respect to West Virginia Gas Distribution Business Employees.

                    (d) The Seller (in respect of West Virginia Gas Distribution Business Employees), the Company and the Company's Affiliates (in respect of the West Virginia Gas Distribution Business Employees) have not committed any material unfair labor practice as defined in the National Labor Relations Act.

                    (e) To the knowledge of Seller, the Seller (in respect of West Virginia Gas Distribution Business Employees), the Company and the Company's Affiliates (in respect of the West Virginia Gas Distribution Business Employees) are in material compliance with all applicable Laws in respect of employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wages and hours, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance.

                    (f) The Seller, the Company and their Affiliates are not delinquent in material payments to any current or former West Virginia Gas Distribution Business Employees for any services or amounts required to be reimbursed or otherwise paid.

                    (g) None of the Seller (in respect of West Virginia Gas Distribution Business Employees), the Company or any of the Company's Affiliates (in respect of the West Virginia Gas Distribution Business Employees) has received (i) notice of any unfair labor practice, charge or complaint against it pending or threatened before the NLRB or any other Governmental Entity, (ii) notice of any complaints, grievances or arbitrations arising out of any Collective Bargaining Agreement or other complaint, grievance or arbitration procedure against it, (iii) notice of any charge or complaint with respect to or relating to it pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (iv) notice of the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, or occupational safety and health laws to conduct an investigation with respect to or relating to it and no such investigation is in progress, (iv) notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any current or former West Virginia Gas Distribution Business Employees, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                    (h) The Seller (in respect of West Virginia Gas Distribution Business Employees), the Company and the Company's Affiliates (in respect of the West Virginia Gas Distribution Business Employees) are in substantial compliance with all of their obligations under the WARN Act and any other notification and bargaining obligations arising under applicable Law.

                    (i) To the knowledge of Seller, the Company and the Company's Affiliates, no West Virginia Gas Distribution Employee is in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by the Seller or the Company or the Company's Affiliates or (ii) to the use of trade secrets or proprietary information.

                    (j) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not entitle any third party (including, but not limited to, any labor union or labor organization) to any material payments pursuant to any of the Collective Bargaining Agreements.

          5.17. ERISA; Employee Benefit Plans.
                -----------------------------

                    (a) Schedule 5.17(a) lists each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement currently maintained or contributed to or required to be contributed to by the Company or any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA or
          Section 414 of the Code (an "ERISA Affiliate") for the benefit of any
                                       ---------------
          employee or former employee of the West Virginia Gas Distribution Business (collectively, the "Benefit Plans").
                                       -------------

                    (b) With respect to each Benefit Plan, the Seller has delivered or made available to Buyer complete copies of each of the following documents: (1) the governing plan document and any funding instrument established thereunder; (2) the most recent annual report and actuarial report, if required under ERISA or the Code, and, if separate, the most recent financial statement; (3) the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA; and (4) the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan that is intended to be qualified under
          Section 401(a) of the Code.

                    (c) No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, to the knowledge of the Seller, no condition exists that presents a material risk to the Company or any Subsidiary of the Company of incurring a liability under such Title. No Benefit Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or any trust established thereunder has incurred any "accumulated finding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year of such Benefit Plan, and all contributions as of the date hereof and as of Closing required to be made with respect thereto (whether pursuant to the terms of such Benefit Plan or by Law) have been made.

                    (d) No Benefit Plan is a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA, and neither the Company nor any ERISA Affiliate has contributed to or been obligated to contribute to any such multiemployer plan during the preceding six years. No Benefit Plan is a plan described in Section 4063(a) of ERISA.

                    (e) Each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under said Section 401(a), as amended to date, excluding any statutory amendment that is not effective as of the date hereof and any statutory amendment for which the remedial amendment period under Section 401(b) of the Code has not yet expired and, to the best knowledge of the Seller and the Company, no event has occurred that is likely to result in the disqualification of such Benefit Plan.

                    (f) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Laws, including without limitation ERISA and the Code. Except as set forth on Schedule 5.17(f), there are no pending or, to the best knowledge of the Seller or the Company, threatened claims by or on behalf of any of the Benefit Plans, by any employee or beneficiary covered under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

                    (g) The consummation of the transactions contemplated by this Agreement will not, whether alone or together with any other event, (i) entitle any current or former employee of the West Virginia Gas Distribution Business to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such person.

                    (h) Except as set forth on Schedule 5.17(h), no Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the West Virginia Gas Distribution Business beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as defined in
          Section 3(2) of ERISA, or (iii) disability benefits.

                    (i) To the knowledge of the Seller, neither the Seller nor any other person or entity has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject the Seller or any other person or entity to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in respect of any Benefit Plan.

                    (j) There has been no amendment to, announcement by the Seller or any of its subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the aggregate benefits provided to West Virginia Gas Distribution Employees under such Plan above the level of the aggregate benefits provided thereunder for the most recent fiscal year.

          5.18. Sufficiency of Assets. The assets of the Company and the Related
                ---------------------
Assets, together, include all of the assets and rights necessary to conduct the West Virginia Gas Distribution Business in substantially the same manner as it is currently conducted, other than with respect to the services to be provided by Seller or its Affiliates pursuant to the Transition Services Agreement. Substantially all of the assets used or held for use or relating to the West Virginia Gas Distribution Business are owned or leased by Seller, the Company or the Company's Subsidiaries, as the case may be, and none of their other Affiliates owns or holds any material assets relating to, used or held for use in the conduct of the West Virginia Gas Distribution Business. The Permits held by the Company after Closing or to be transferred to Buyer at Closing will include all Permits necessary to conduct the West Virginia Gas Distribution Business in substantially the same manner as it is currently conducted, other than with respect to the services to be provided by Seller or its Affiliates pursuant to the Transition Services Agreement.

          5.19. Certain Contracts and Arrangements.
                ----------------------------------

                    (a) Except for (i) the contracts set forth on Schedule 5.19(a) and (ii) the Collective Bargaining Agreements (such contracts referred to in clause (i) and (ii) being the "Contracts"), (x) the
                                                        ---------
          Seller is not a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which is material to the business or operations of the West Virginia Gas Distribution Business and (y) the Company or its Subsidiaries are not a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which is material to their business or operations taken as a whole.

                    (b) Each of the Contracts (i) constitutes a valid and binding obligation of the Seller, the Company or the Company's Subsidiaries, as the case may be, and to the knowledge of the Seller constitutes a valid and binding obligation of the other parties thereto, (ii) is in full force and effect except to the extent such contract expires by its own terms after the date of this Agreement, and (iii) may be transferred to the Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any material rights thereunder.

                    (c) There is not, under any of the Contracts, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, except such events of default and other events as to which requisite waivers or consents have been obtained or which are immaterial.

          5.20. Legal Proceedings, Etc. There are no claims, actions,
                ----------------------
proceedings or investigations pending or threatened against or relating to the Seller, the Company or any of their Affiliates before any court or Governmental Entity, which question, challenge the validity of, or could be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering in any material respect with, this Agreement or the Related Agreements, the consummation of the transactions contemplated hereby or thereby or any action taken or proposed to be taken by Seller pursuant hereto or thereto or in connection with the transactions contemplated herein or therein. As of the date of this Agreement, Seller is not aware of any reason relating to it, the Company or their Affiliates that all Buyer Required Regulatory Approvals, other than the Tariff Restructuring, are not likely to be timely obtained. There are no claims, charges, complaints, actions, proceedings or investigations pending or threatened against or relating to the Seller (in respect of the West Virginia Gas Distribution Business), the Company or the Company's Subsidiaries before any Governmental Entity other than those that are immaterial or are set forth on
Schedule 5.20 hereto. None of the Seller, the Company nor the Company's Subsidiaries is subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or Governmental Entity.

          5.21. Compliance with Permits and Laws.
                --------------------------------

                    (a) Each of the Seller, the Company and the Company's Subsidiaries has all permits, subdivision approvals, variances, licenses, franchises and other governmental authorizations, certificates, consents and approvals (other than with respect to Environmental Laws, which are addressed in Section 5.14) (collectively, "Permits") necessary to operate the West Virginia Gas
                          -------
          Distribution Business as presently conducted, except where the failure to have any such Permit is immaterial. Each of the Seller (with respect to the West Virginia Gas Distribution Business), the Company and the Company's Subsidiaries is in compliance with all Permits and Laws of all Governmental Entities applicable to it and no notice, charge, claim, action or assertion has been received by the Seller

          (with respect to the West Virginia Gas Distribution Business), the Company or any Subsidiary of the Company or, to the knowledge of Seller, threatened against the Seller (with respect to the West Virginia Gas Distribution Business), the Company or any Subsidiary of the Company, in each case alleging any violation of any of the foregoing, except for any immaterial violations or failures to be in compliance with any Permits or Laws.

                    (b) Schedule 5.21(b) sets forth all Permits and Environmental Permits and consent orders to which Seller (with respect to the West Virginia Gas Distribution Business), the Company or the Company's Subsidiaries is subject as of the date of this Agreement, with the exception of routine approvals which are not discretionary.

          5.22. Tax Matters. (a) (i) All Tax Returns required to be filed on or
                -----------
before the Closing Date by or with respect to the Company or its Subsidiaries or by the Seller with respect to the West Virginia Gas Distribution Business, other than those Tax Returns the failure of which to file would be immaterial, have been or will be timely filed on or before the Closing Date, (ii) such Tax Returns are or will be true, correct, and complete in all material respects, and
(iii) all Taxes shown to be due on such Tax Returns have been or will be timely paid in full.

                    (b) None of the Company, its Subsidiaries or the Seller with respect to the West Virginia Gas Distribution Business has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax.

                    (c) There are no audits, claims, assessments, levies, administrative or judicial proceedings pending, or to the knowledge of the Seller and its affiliates, threatened, proposed or contemplated against the Company, its Subsidiaries or with respect to the West Virginia Gas Distribution Business by any tax authority.

                    (d) There are no liens for Taxes on any assets of the Company or its Subsidiaries or with respect to the West Virginia Gas Distribution Business except for Permitted Encumbrances.

                    (e) Neither the Company nor any of its Subsidiaries (i) is a party to, bound by or has any obligation under any Tax allocation, Tax sharing, Tax indemnity or similar agreement, arrangement or understanding or (ii) has any liability for the Taxes of any person, other than the Company or any of its Subsidiaries, as a transferee, or successor or otherwise (including any liability under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law).

                    (f) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party.

                    (g) The Seller filed a consolidated United States federal income tax return with the Company and the Company's Subsidiary for the taxable year immediately preceding the current taxable year.

          5.23. Related Party Matters. The Company and its Subsidiaries are not
                ---------------------
party to any agreement, contract, commitment, transaction or proposed transaction with any of their Affiliates, except agreements, contracts, commitments, transactions and proposed transactions which have been entered into and conducted on an arm's-length basis. No contract included in the Related Assets has, as a counterparty thereto, an Affiliate of Seller (other than the Company or its Subsidiaries), except for those contracts that have been entered into and conducted on an arm's-length basis.

          5.24. Regulatory Proceedings. Neither the Seller, with respect to the
                ----------------------
West Virginia Gas Distribution Business, the Company nor its Subsidiaries has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts.

          5.25. Regulation as a Utility. The Company and its Subsidiaries are
                -----------------------
not regulated as a public utility by any state other than the State of West Virginia, and Mountaineer Gas Services, Inc. and Universal Coil, LLC are not regulated by any state public utility laws.

          5.26. Intellectual Property. The Seller or the Company owns, or
                ---------------------
possesses licenses or has other valid rights to use (in each case, free and clear of any Encumbrances other than Permitted Encumbrances) all Gas Distribution Intellectual Property, and (i) the conduct of the businesses of the Seller (as it relates to the West Virginia Gas Distribution Business) and of the Company as currently conducted, to the knowledge of Seller, does not infringe upon or misappropriate any Intellectual Property of any third party, and neither the Seller nor the Company has received written notice by any Person of any pending or threatened claims, suits, actions, mediations, arbitrations, orders or other adversarial proceedings (A) alleging infringement (or other violation) by the Seller or the Company of Intellectual Property or other rights of any Person or (B) challenging the Seller's or the Company's ownership or use of, or the validity, enforcement, registrability or maintenance of, any Gas Distribution Intellectual Property; (ii) to the knowledge of Seller, no Person is infringing upon or otherwise violating any Gas Distribution Intellectual Property of the Seller or the Company; (iii) the use by the Seller or the Company of any Gas Distribution Intellectual Property is, except as would be immaterial, in accordance with any and all applicable grants, licenses, agreements, instruments or other arrangements pursuant to which the Seller or the Company acquired the right to use such Gas Distribution Intellectual Property; (iv) neither the Seller nor the Company has entered into any consents, judgments, orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements which (A) restrict the Seller's or the Company's right to use any Gas Distribution Intellectual Property, (B) restrict the Seller's or the Company's West Virginia Gas Distribution Business in order to accommodate a third Person's Intellectual Property rights, or (C) permit any third party to use any Gas Distribution Intellectual Property.

          5.27. Fees and Commissions. Except for J.P. Morgan Securities Inc.,
                --------------------
whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or any Affiliate or Subsidiary of Seller that may be entitled to any fee or commission from Seller, the Company or the Company's Subsidiaries in connection with the transactions contemplated hereby.

          5.28. Subsidiaries and Affiliates. Schedule 5.28 sets forth the name,
                ---------------------------
jurisdiction of incorporation or organization and authorized and outstanding capital of each Subsidiary of the Company and the jurisdictions in which each Subsidiary of the Company is qualified to do business. All the outstanding capital stock of each Subsidiary of the Company is owned directly by the Company free and clear of all Encumbrances (except Permitted Encumbrances) and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary. Each Company Subsidiary (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign entity in good standing in every jurisdiction in which such qualification is required, except to the extent the failure to be so qualified or licensed would be immaterial. Seller has heretofore delivered to Buyer complete and correct copies of the certificate of incorporation and by-laws of each Company Subsidiary, as presently in effect.

          5.29. Books and Records. The books of account, minute books, stock
                -----------------
record books and other records of Seller relating to the Company and the Related Assets (in each case dated after August 18, 2000) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company and Company Subsidiaries (in each case dated after August 18, 2000) contain accurate and complete records of all meetings of, and corporate action taken by, the shareholders and directors of the Company and Company Subsidiaries and, since August 18, 2000, no meeting of the shareholders or boards of directors of the Company or Company Subsidiaries has been held for which minutes have not been prepared and are not contained in such minute books. Buyer has been provided access to all minute books and all stock record books of the Company and all Company Subsidiaries in Seller's possession as of the date of this Agreement.

          5.30. Accounts Receivable. All accounts receivable of the West
                -------------------
Virginia Gas Distribution Business, regardless of whether reflected in the Financial Statements, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Financial Statements.

          5.31. Inventory. All of the inventories of the West Virginia Gas
                ---------
Distribution Business, whether reflected in the Financial Statements, on
Schedule 2.1(d) or otherwise, consist of a quality and quantity usable and salable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality, all of which items have been written off or written down on the Financial Statements to fair market value or for which adequate reserves have been provided therein. All inventories not written off have been priced at the lower of average cost or market.

          5.32. Plant and Equipment. The plants, structures and equipment owned
                -------------------
or used by the West Virginia Gas Distribution Business are structurally sound with no known defects and are in good operating condition and repair in all material respects and are adequate for the uses to which they are being put. None of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. None of Seller, Seller's Affiliates, the Company or any Company Subsidiary has received notification that the Company or any Company Subsidiary or Seller or its Affiliates with respect to the Related Assets is in violation of any applicable building, zoning, health or similar law, ordinance or regulation in respect of their operations or the real property to be transferred pursuant to this Agreement.

          5.33. Customers and Suppliers. None of the Company, the Company
                -----------------------
Subsidiaries or Seller with respect to the West Virginia Gas Distribution Business has any customer that accounts for more than 5% of the sales generated by the West Virginia Gas Distribution Business. There has not been any material adverse change in the business relationship of the Company, any Company Subsidiary or Seller with respect to the West Virginia Gas Distribution Business with any supplier or group of suppliers from which the Company, any Company Subsidiary or Seller with respect to the West Virginia Gas Distribution Business, taken as a whole, could reasonably be expected to purchase more than 5% of the goods or services to be purchased in connection with the conduct and operation of the West Virginia Gas Distribution Business during the fiscal year 2004 that would not be reasonably likely to be replaced on substantially similar terms and at a substantially similar cost as compared to the terms and cost that would reasonably be expected to be obtained from the previous supplier or group of suppliers absent any material adverse change in the business relationship of the Company, any Company Subsidiary or Seller with respect to the West Virginia Gas Distribution Business with such previous supplier or group of suppliers through the exercise of commercially reasonable efforts by the Company, such Company Subsidiary or Seller with respect to the West Virginia Gas Distribution Business.

          5.34. Company Accounts. Schedule 5.34 sets forth as of the date of
                ----------------
this Agreement, the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any Company Subsidiary maintains safe deposit boxes, checking accounts or other accounts of any nature (each, a "Company Account") the available balance of
                                 ---------------
which customarily exceeds $5,000 and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

          5.35. No Other Representations or Warranties. EXCEPT FOR THE
                --------------------------------------
REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, THE SELLER IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE RELATED ASSETS OR THE COMPANY COMMON STOCK (OR THE ASSETS HELD BY THE COMPANY), INCLUDING, IN PARTICULAR, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

          The Buyer represents and warrants to the Seller as follows:

          6.1. Organization. The Buyer is a limited partnership duly organized,
               ------------
validly existing and in good standing under the laws of the State of West Virginia and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted except where the failure to have such limited partnership power and authority would be immaterial.

          6.2. Authority Relative to this Agreement. The Buyer has full limited
               ------------------------------------
partnership power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the general partners of the Buyer and no other limited partnership proceedings on the part of the Buyer are necessary to authorize this Agreement and the Related Agreements or to consummate the transaction contemplated hereby or thereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by the Buyer, and, assuming that this Agreement and the Related Agreements constitute valid and binding obligations of the Seller, constitute valid and binding agreements of the Buyer, enforceable against the Buyer in accordance with their terms, subject to the Bankruptcy and Equity Exception.

          6.3. Consents and Approvals; No Violation.
               ------------------------------------

                    (a) Other than obtaining the Buyer Required Regulatory Approvals and the Seller Required Regulatory Approvals, neither the execution and delivery of this Agreement and the Related Agreements by the Buyer, the purchase by the Buyer of the Related Assets or the Company Common Stock, the assumption by the Buyer of the Assumed Obligations pursuant to this Agreement nor performance under the Related Agreements will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws (or other similar governing documents) of the Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Buyer or any of its subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

                    (b) Except for (i) the "no-action" letter or exemptive order described in Section 8.2(h)(i) and Section 8.2(h)(ii), (ii) the exemptive order described in Section 8.2(h)(iii), (iii) the filings by the Buyer required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act, (iv) the approval of the Public Service Commission of the transfer of the West Virginia Gas Distribution Business and the Tariff Restructuring, and
          (v) the consent of the Federal Communications Commission to the assignment and transfer, as applicable, of the radio station licenses set forth on Schedule 5.21(b) hereto (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Buyer Required Regulatory Approvals"), no declaration, filing or
               -----------------------------------
          registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority is necessary for the consummation by the Buyer of the transactions contemplated hereby or by the Related Agreements.

          6.4. Availability of Funds. On the Closing Date the Buyer will have
               ---------------------
available sufficient funds to enable it to pay the Purchase Price on the terms and conditions of this Agreement. The Buyer will have available sufficient funds to pay to Seller any amounts due after the Closing Date pursuant to Sections 3.1(c), 3.2(c) and 3.2(d). Buyer's obligations hereunder are not subject to any conditions regarding Buyer's ability to obtain financing for the consummation of the transactions contemplated hereby.

          6.5. Securities Act. Buyer is acquiring the Company Common Stock for
               --------------
its own account and not with a view to its distribution within the meaning of
Section 2(a)(11) of the Securities Act in any manner that would be in violation of the Securities Act. Buyer has not, directly or indirectly, offered the Company Common Stock to anyone or solicited any offer to buy the Company Common Stock from anyone, so as to bring such offer and sale of the Company Common

Stock by Buyer within the registration requirements of the Securities Act. Buyer will not sell, convey, transfer or offer for sale any of the Company Common Stock except upon compliance with the Securities Act and any applicable state securities laws or pursuant to any exemption therefrom.

          6.6. Litigation; Regulatory Approvals. There are no claims, actions,
               --------------------------------
proceedings or investigations pending or threatened against or relating to the Buyer or any of its Affiliates before any court, governmental or regulatory authority or body acting in an adjudicative capacity, which question, challenge the validity of, or could be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, this Agreement or the Related Agreements, the consummation of the transactions contemplated hereby or thereby or any action taken or proposed to be taken by Buyer pursuant hereto or thereto or in connection with the transactions contemplated herein or therein. As of the date of this Agreement, Buyer is not aware of any reason relating to it or its Affiliates that all Seller Required Regulatory Approvals are not likely to be timely obtained.

          6.7. Fees and Commissions. There is no investment banker, broker,
               --------------------
finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Subsidiary or Affiliate of Buyer that may be entitled to any fee or commission from Seller, the Company or any of their Affiliates in connection with the transactions contemplated hereby.

                                  ARTICLE VII

                            COVENANTS OF THE PARTIES
                            ------------------------

          7.1. Conduct of Business Prior to the Closing.
               ----------------------------------------

                    (a) During the period from the date of this Agreement to the Closing Date, the Seller will operate the West Virginia Gas Distribution Business in the usual, regular and ordinary course consistent with good industry practice and shall use all commercially reasonable efforts to preserve intact the West Virginia Gas Distribution Business and endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with such business. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement, prior to the Closing Date, without the prior written consent of the Buyer (which shall not be unreasonably withheld or delayed), the Seller will not, and will not permit the Company to:

                    (i) (x) except for (1) Permitted Encumbrances and (2) indebtedness that does not create an Encumbrance on the Related Assets or any assets of the Company not discharged at or prior to Closing, create, incur, assume or suffer to exist any indebtedness for borrowed money (including obligations in respect of capital leases); or (y) if such would be an Assumed Obligation, assume, guarantee, endorse or otherwise become directly liable or responsible (whether directly or indirectly, contingently or otherwise) for the obligations of any Person other than the Company and its Subsidiaries;

                    (ii) make any material change in the levels of fuel inventory and stores inventory customarily maintained (taking into account seasonal variation) by the Seller with respect to the Related Assets, other than consistent with good industry practice;

                    (iii) sell, lease (as lessor), transfer or otherwise dispose of any of the Related Assets, other than assets used, consumed or replaced in the ordinary course of business consistent with good industry practice;

                    (iv) terminate or extend or otherwise amend (x) any contract to the extent any such extension or amendment would require such contract to be disclosed pursuant to Section 5.19(a) or (y) any Contract, except in each case as permitted pursuant to Section 7.1(a)(xiii);

                    (v) execute, enter into, terminate or otherwise amend (x) any of the Permits or Environmental Permits, other than routine renewals or non-material modifications or amendments or (y) any other agreement, order, decree or judgment relating to the current or any new Permits or Environmental Permits;

                    (vi) (x) amend or cancel any liability or casualty insurance policies related thereto or (y) fail to maintain, to the extent commercially reasonable to do so, by self insurance or with financially responsible insurance companies, insurance in such amounts and against such risks and losses as was in place as of the date of this Agreement for such assets;

                    (vii) enter into any commitment or contract for goods or services not addressed in clauses (i) through (vi) above that will be delivered or provided after December 31, 2004 or such other date that the parties mutually agree to be a date by which the Closing is expected to occur, in an amount greater than $1,000,000, except as permitted pursuant to Section 7.1(a)(xiii);

                    (viii)amend the Company's Certificate of Incorporation or By-laws in any manner adverse to Buyer;

                    (ix) (x) issue, sell, pledge or dispose of any new capital stock in the Company or any of the Company's Subsidiaries to any third party or encumber capital stock of the Company or any of the Company's Subsidiaries except for an Encumbrance that is to be discharged at or prior to the Closing, (y) grant any stock option, warrant or other right to purchase capital stock of the Company or any of the Company's

          Subsidiaries or (z) issue any security convertible into capital stock of the Company or any stock option, warrant or other right to purchase capital stock of the Company or any of the Company's Subsidiaries;

                    (x) permit the Company or any of its Subsidiaries to acquire (including by merger, consolidation or acquisition of stock or assets), or make a material investment in, any Person or any division thereof or material portion of the assets thereof;

                    (xi) liquidate, dissolve or wind up the Company;

                    (xii) amend the terms of any Expiring Contract so that it continues in force and effect beyond the Closing Date, except as permitted pursuant to Section 7.1(a)(xiii);

                    (xiii) enter into any contract or commitment for the procurement of natural gas to or transportation of natural gas in respect of the West Virginia Gas Distribution Business having a term of longer than 12 months and a purchase price commitment in excess of $5,000,000;

                    (xiv) make any change in the compensation payable or to become payable to any of the officers, employees, agents or consultants of the Company (other than normal recurring increases in the ordinary course of business consistent with past practice in wages payable to employees who are not officers of the Company) or to Persons providing management services to the Company, or enter into or amend any employment, collective bargaining, severance, consulting, termination or other agreement with, or employee benefit plan for, or make any loan or advance to, any of the officers, employees, Affiliates, agents or consultants of the Company or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise, other than travel and entertainment advances made in the ordinary course of business and consistent with past practice;

                    (xv) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of the Company's capital stock;

                    (xvi) modify, amend or terminate any contracts or licenses material to the West Virginia Gas Distribution Business or waive, release or assign any rights or claims material to the West Virginia Gas Distribution Business, except in the ordinary course of business and consistent with past practice;

                    (xvii) (A) incur or assume any long-term debt payable to any Person, or incur or assume any short-term debt payable to any Person (other than Affiliates of the Company) other than in the ordinary course of business consistent with past practice; (B) pay, repay, discharge, purchase, repurchase or satisfy any indebtedness issued or guaranteed by the West Virginia Gas Distribution Business, except as required by the terms thereof and except for payments of any or all Affiliate Short-Term Liabilities and Affiliate Long-Term Liabilities;
          (C) modify the terms of any indebtedness or other liability; (D) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (E) enter into any "keep well" or other agreement to maintain the financial statement condition of any Person; (F) make any loans, advances or capital contributions to, or investments in, any other Person; (G) enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate); (H) write down the value of any inventory or write off as uncollectible any notes or accounts receivable; (I) make any optional pre-payment with respect to the Company Notes; or (J) make any change to any banking or safe deposit box arrangements in effect on the date hereof;

                    (xviii) (A) change any financial or material Tax accounting methods, policies or practices except as required by a change in GAAP, (B) make, revoke, or amend any material Tax election,
          (C) file any material amended Tax Return or claim for refund, (D) consent to extend the period of limitations for the payment or assessment of any material Tax, (E) enter into any closing agreement affecting any material Tax liability or refund, or (F) settle or compromise any material Tax liability or refund;

                    (xix) make any Expansion Capital Expenditure in excess of 110% of the amounts provided for Expansion Capital Expenditures in the 2004 Capital Budget or any Additional Capital Budget; or

                    (xx) enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the matters described in the foregoing paragraphs (i) through (xviii).

                    (b) Without limiting the generality of Section 7.1(a), from the date hereof through the Closing Date, Seller shall, and Seller shall cause the Company to, maintain the properties and assets comprising the West Virginia Gas Distribution Business consistent with past practices and in accordance with the 2004 Capital Budget and any Additional Capital Budget adopted after the date of this Agreement.

          7.2. Access to Information.
               ---------------------

                    (a) Between the date of this Agreement and the Closing Date, each of the Seller and the Company will, during ordinary business hours and upon reasonable notice: (i) give the Buyer and the Buyer Representatives reasonable access to all books, records, plants, offices and other facilities and properties of such Person (limited, in the case of Seller, to the extent they constitute the Related Assets or Assumed Obligations), but only to the extent to which the

          Buyer is not denied access by law; (ii) permit the Buyer to make such reasonable inspections thereof as the Buyer may reasonably request;
          (iii) furnish the Buyer with such financial and operating data and other information related to the West Virginia Gas Distribution Business as the Buyer may from time to time reasonably request, including an unaudited consolidated balance sheet of the Company and an unaudited balance sheet for the Related Assets in respect of each fiscal quarter completed from and after the date hereof, provided,
                                                                   --------
          however, that neither the Seller nor the Company shall be required to
          -------
          create special reports or perform any studies; (iv) furnish the Buyer a copy of each material report, schedule or other document filed or received by it (but only to the extent related to the Related Assets in the case of Seller) with or from the SEC or the Public Service Commission; and (v) allow Buyer to perform or conduct ASTM 1527 Phase I environmental assessments at the Related Assets or at any property or facility or real estate owned by the Company, provided, however,
                                                           --------  -------
          that (A) any such investigation shall be conducted in such manner so as not to interfere with the operation of the West Virginia Gas Distribution Business, (B) neither the Seller nor the Company shall be required to take any action which would constitute a waiver of the attorney-client privilege and (C) the Seller and the Company need not supply the Buyer with any information which the Seller or the Company is under a legal obligation not to supply. Notwithstanding anything in this Section 7.2 to the contrary, (i) the Seller and the Company shall furnish or provide such access to Transferring Employee Records and personnel and medical records to the extent permitted by Law or as required by legal process or subpoena and (ii) the Buyer shall not have the right to perform or conduct any environmental sampling or testing at, in, on or underneath the Related Assets or at any property or facility or real estate owned by the Company.

                    (b) All information furnished to or obtained by the Buyer and the Buyer Representatives pursuant to this Section 7.2 or the Related Agreements shall be subject to the provisions of the Confidentiality Agreement and shall be treated as "Information" (as defined in the Confidentiality Agreement).

                    (c) For a period of six years after the Closing Date, each party and its representatives shall have reasonable access to all of the books and records related to the Related Assets, the Assumed Obligations and the Company, including all Transferring Employee Records, in the possession of the other party to the extent that such access may reasonably be required by such party and to the extent permitted under applicable Law. Such access shall be afforded by the party or parties in possession of such books and records upon receipt of reasonable advance notice and during normal business hours. The party or parties exercising this right of access shall be solely responsible for any costs or expenses incurred by it or them pursuant to this Section 7.2(c). If the party or parties in possession of such books and records shall desire to dispose of any such books and records upon or prior to the expiration of such six-year period, such party or parties shall, prior to such disposition, give the other party or parties a reasonable opportunity at such other party's or parties' expense, to segregate and remove such books and records as such other party or parties may select.

                    (d) The Seller agrees, and agrees to cause the Company, not to release any Person (other than the Buyer and its Affiliates) from any confidentiality agreement now existing with respect to the West Virginia Gas Distribution Business, or waive or amend any provision thereof.

                    (e) Unless otherwise agreed to in writing by the Buyer, for a period commencing on the Closing Date and terminating three years after such date the Seller shall, except as may be required by Law or legal process, keep all Information (as defined in the Confidentiality Agreement) confidential and (i) shall not disclose or reveal any Information (as defined in the Confidentiality Agreement) to any Person other than Seller's Representatives who are actively and directly participating in the transactions contemplated hereby or who otherwise need to know the Information for such purpose and shall cause those Persons to observe the terms of this Section 7.2(e) and
          (ii) shall not use Information for any purpose other than consistent with the terms of this Agreement. The Seller shall continue to hold all Information according to the same internal procedures and with the same degree of care regarding its secrecy and confidentiality as currently applicable thereto. The Seller shall notify the Buyer of any unauthorized disclosure to third parties that it discovers, and shall endeavor to prevent any further such disclosures. The Seller shall be responsible for any breach of the terms of this Section 7.2(e) by the Seller or the Seller's Representatives.

                    (f) After the Closing Date, in the event that the Seller is requested pursuant to, or required by, applicable Law or regulation or by legal process to disclose any Information, or any other information concerning the Related Assets, the Company, the Assumed Obligations, or the transactions contemplated hereby, the Seller shall provide the Buyer with prompt notice of such request or requirement in order to enable the Buyer, at its expense, to seek an appropriate protective order or other remedy, to consult with the Seller with respect to taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of Section 7.2(e). The Seller agrees not to oppose any action by the Buyer to obtain a protective order or other appropriate remedy after the Closing Date. In the event that no such protective order or other remedy is obtained, or that the Buyer waives compliance with the terms of Section 7.2(e), the Seller shall furnish only that portion of the Information which the Seller is advised by counsel is legally required. In any such event the Seller shall use its reasonable best efforts to ensure that all Information and other information that is so disclosed will be accorded confidential treatment.

          7.3. Expenses. Except to the extent specifically provided in this
               --------
Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

          7.4. Further Assurances; Post-Closing Payment Arrangements.
               -----------------------------------------------------

                    (a) Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the sale of the Related Assets and the Company Common Stock pursuant to this Agreement, including without limitation using its reasonable best efforts to ensure satisfaction of the conditions precedent to each party's obligations hereunder. Notwithstanding anything in the previous sentence to the contrary, the Seller and the Buyer shall use reasonable best efforts to obtain all Permits and Environmental Permits necessary for the Buyer to operate the Related Assets. None of the parties hereto will, without prior written consent of the other parties, take or fail to take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement. From time to time after the date of this Agreement, without further consideration, the Seller will, at its own expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to vest more effectively in the Buyer the Seller's title to the Related Assets and the Company Common Stock, subject to Permitted Encumbrances and
          Schedule 5.10A. From time to time after the date of this Agreement, the Buyer will, at its own expense, execute and deliver such documents to the Seller as the Seller may reasonably request in order to consummate more effectively the assumption of the Assumed Obligations pursuant to this Agreement.

                    (b) In the event that any material Related Asset shall not have been conveyed to the Buyer at the Closing but Buyer elects to waive the condition set forth in Section 8.2(b), Buyer may either (i) proceed to Closing subject to an appropriate adjustment of the Purchase Price in respect of such material Related Asset reasonably satisfactory to Buyer and Seller, or (ii) proceed to Closing subject to (x) Seller's undertaking to use its reasonable best efforts to convey such asset to the Buyer as promptly as practicable after the Closing and (y) such additional reasonable undertakings by Seller as may be requested by Buyer.

                    (c) In the event that any immaterial Related Asset shall not have been conveyed to the Buyer at the Closing, the Seller shall use its reasonable best efforts to convey such asset to the Buyer as promptly as practicable after the Closing.

                    (d) Without limiting the generality of Sections 7.4(b) and
          (c), from and after the Closing, in the event the Buyer or the Seller becomes aware that Seller or its Affiliates (other than the Company) is a party to any real property lease or owns real property that in each case was used exclusively in the West Virginia Gas Distribution Business prior to the Closing (other than the Old Cameron Service Center) and was not included in the Related Assets or the assets of the Company as of the Closing, then, at the request of the Buyer, Seller shall convey such real property lease or owned real property to the Buyer for no additional consideration.

                    (e) Not less than thirty (30) days prior to the anticipated Closing Date, the Seller shall prepare and deliver to the Buyer a draft letter of notification to be sent to each customer of the West Virginia Gas Distribution Business and each other Person who is reasonably expected to pay money to the West Virginia Gas Distribution Business on a periodic basis after the Closing Date (the "Closing
                                                                    -------
          Notice"). The Closing Notice shall include, among other things
          ------
          reasonably requested by the Buyer, (i) notice to each customer and such other Person who is reasonably expected to pay money to the West Virginia Gas Distribution Business on a periodic basis after the Closing Date that the Closing shall have occurred and that Buyer is the new owner of the West Virginia Gas Distribution Business, (ii) instructions for the manner of payment to be followed by customers and such other Persons from and after the Closing, including, without limitation, all necessary information regarding the account or accounts to which payments should be made following the Closing, which account or accounts shall be acceptable to Buyer, and (iii) all other information which, in the opinion of the Seller and the Buyer, will be beneficial in causing such payments to be made to accounts controlled by the Company or the Company Subsidiaries from and after Closing as soon as reasonably practicable following the Closing.

                    (f) If after the Closing the Seller or any of its Affiliates, on the one hand, or Buyer or any of its Affiliates, on the other hand (as applicable, the "Receiving Party"), receives any funds
                                          ---------------
          that, pursuant to the terms of this Agreement, belong to the other party, including in the case of the Buyer, the Company (the "Entitled
                                                                       --------
          Party"), the Receiving Party shall hold such funds in trust for, and
          -----
          promptly as practicable pay over such funds to, the Entitled Party. Without limiting the generality of the forgoing, for a period of twelve (12) months following the Closing, the Seller shall (i) within ten (10) Business Days following the end of each such month, provide to the Buyer a statement of all funds received by the Seller or its Affiliates in the immediately preceding month that are required to be delivered to the Company or the Buyer pursuant to the terms of this Agreement, including the date on which such funds were received by the Seller or its Affiliates and the date on which Seller or such Affiliate remitted such funds to the Company or the Buyer, together with any reasonable supporting detail requested by the Buyer or the Company and (ii) upon each receipt of funds from any customer of the West Virginia Gas Distribution Business or other Person who is reasonably expected to pay money to the West Virginia Gas Distribution Business on a periodic basis after the Closing Date, promptly send, or cause to be sent, the Closing Notice (as finally approved and modified by Buyer) and/or such other notice reasonably requested by the Buyer to such customer or other Person, whether or not the Seller or the

          Buyer shall have previously sent, or caused to be sent, the Closing Notice to such customer or other Person.

                    (g) Seller shall cause the amount of cash, cash equivalents and securities reflected on the Purchase Price Certificate to be included in the Company Accounts as of the Closing Date.

          7.5. Public Statements. The parties shall consult with each other
               -----------------
prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the Related Agreements or the transactions contemplated hereby or thereby and shall not issue any such public announcement, statement or other disclosure prior to obtaining the consent of the other, except as may be required by law.

          7.6. Consents and Approvals.
               ----------------------

                    (a) Seller (or Parent, if necessary) and the Buyer (or the ultimate parent entity of Buyer, if necessary) shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The parties shall consult with each other as to the appropriate time of filing such notifications (which time shall be no later than 60 days from the date of this Agreement) and shall use their reasonable best efforts to make such filings at such time, to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

                    (b) The Seller and the Buyer shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use reasonable best efforts to promptly obtain the transfer or reissuance to the Buyer of all necessary Permits, consents, approvals and authorizations of all Governmental Entities and (iv) use reasonable best efforts to obtain all necessary consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals (other than incident to the Tariff Restructuring, which is the subject of Section 7.6(c)) or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Seller or the Buyer is a party or by which either of them is bound. Notwithstanding the foregoing, in connection with seeking and obtaining the approval of the Public Service Commission of the transactions contemplated hereby, none of the Seller, the Buyer, the Company, any Company Subsidiary or any of their respective Affiliates shall be required to (i) proffer or agree to any obligation, undertaking, commitment, or any other limitation with respect to or restriction or condition that would reasonably be expected to result in an adverse economic impact (collectively, "Restrictions") on the
                                                        ------------
          West Virginia Gas Distribution Business (including its tariffs (other than incident to the Tariff Restructuring, which is the subject of
          Section 7.6(c)) and operations) or any of the businesses or operations of the Buyer, the Buyer's Affiliates or Seller or its Affiliates, in each case that is materially different from the Restrictions on the West Virginia Gas Distribution Business or such other business or operations of the Buyer's Affiliates or Seller or its Affiliates as of the date of this Agreement, except to the extent (A) the Restriction is explicitly offered or proposed in any stipulation or other formal representation (whether in a petition, application, motion, written testimony, acknowledgement or acceptance, or otherwise) presented for approval to the Public Service Commission in connection with efforts to secure the Public Service Commission's approval of the Tariff Restructuring, the transactions contemplated by this Agreement, or otherwise (a "Written Acceptance"); and (B) the party that would (or
                        ------------------
          the Affiliates of which would) be subject to the Restriction (which in the case of a Restriction to which the Company shall be subject, shall be Buyer) has presented or otherwise formally advanced a Written Acceptance that offers or proposes such Restriction; or (ii) proffer or agree to any Restriction on the West Virginia Gas Distribution Business (including its tariffs (other than incident to the Tariff Restructuring, which is the subject of Section 7.6(c)) and operations) or any of the businesses or operations of the Buyer's Affiliates or Seller or its Affiliates, in each case of any nature whatsoever to the extent such Restriction is not included in any Written Acceptance presented or otherwise formally advanced by the party that would (or the affiliates of which would) be subject to such Restriction (which in the case of a Restriction to which the Company shall be subject, shall be Buyer). From and after the date of this Agreement through the Closing, Seller shall not, and shall cause the Company not to, proffer or agree to any Restriction on the West Virginia Gas Distribution Business (including its tariffs and operations) that is materially different from the Restrictions on the West Virginia Gas Distribution Business as of the date of this Agreement, in connection with seeking or obtaining the approval of the Public Service Commission of the transactions contemplated hereby, the Tariff Restructuring or otherwise, without the prior consent of the Buyer, except as Seller and Buyer specifically agree to include in any Written Acceptance.

                    (c) Without limiting the generality of Section 7.6(b), the Seller and the Buyer shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to prepare and file the Tariff Restructuring with the Public Service Commission as promptly as practicable after the date of this Agreement. From and after the date of such initial filing, the Seller and the Buyer shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws to cause the Public Service Commission to issue a final and nonappealable order approving the Tariff Restructuring at the earliest possible time, including without limitation, (i) making the appropriate personnel, representatives and advisors available at all reasonable times, (ii) making all other filings and giving all other notices required to be made prior to the Closing with respect to the Tariff Restructuring, (iii) responding promptly to any requests for additional applicable information made by (A) the Public Service Commission, (B) the Buyer or the Seller, (C) any other Person involved in any proceeding relating to the Tariff Restructuring or (D) any other Person involved in the preparation and filing of the Tariff Restructuring, and (iv) avoiding taking any action or failing to take any action that would reasonably be expected to have the effect of delaying, conditioning, or reducing the likelihood of obtaining an order of the Public Service Commission approving the Tariff Restructuring; provided, however, that nothing in this Section 7.6(c) shall require, or be construed to require, (x) the Seller or its Affiliates to proffer or agree to any moratorium or rate change with respect to, or any other Restrictions on, any business or activities other than the West Virginia Gas Distribution Business or any actions that could cause a failure of any condition to Closing or give rise to any claim for indemnification or breach of any representation or warranty or (y) the Buyer or its Affiliates to proffer or agree to any Restriction on the West Virginia Gas Distribution Business (including its tariffs and operations) or any of the businesses or operations of the Buyer's Affiliates that in each case is materially different from the Restrictions on the West Virginia Gas Distribution Business or such other business or operations of the Buyer's Affiliates as of the date of this Agreement or any actions that could cause a failure of any condition to Closing or give rise to any claim for indemnification or breach of any representation or warranty, except as Seller and Buyer specifically agree to include in any Written Acceptance. The Buyer will bear all costs and expenses of the preparation of any filing or notice required in connection with the Tariff Restructuring, provided that the Seller shall bear its own costs and expenses in connection with making its personnel, representatives and advisors available in order to comply with Seller's obligations set forth in this Section 7.6(c).

                    (d) The Seller and the Buyer shall cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld pursuant to such state and local Tax law.

          7.7.  Tax Matters.
                -----------

                    (a) All applicable sales, transfer, use, stamp, conveyance, value added, recording, excise, and other similar Taxes, if any, together with all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed upon, or payable, collectible or incurred in connection with the transfer of the Related Assets or the Company Common Stock (or its Subsidiaries) to the Buyer or otherwise as a result of the transfer of the Related Assets or the Company Common Stock (or its Subsidiaries) ("Transfer Taxes") shall be
                                                       --------------
          borne 50% by the Seller and 50% by the Buyer. The Seller and the Buyer shall cooperate in the preparation, execution and filing of, to the extent required by applicable Law, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.

                    (b) The Buyer shall prepare and timely file all Tax Returns required to be filed after the Closing with respect to the Related Assets, the Company or its Subsidiaries, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. The Buyer shall make such Tax Returns available for the Seller's review and consent, which shall not be unreasonably withheld, conditioned or delayed, not later than fifteen (15) Business Days prior to the due date for filing such Tax Return.

                    (c) In respect of Taxes, if any, on or with respect to the Related Assets, the Company or its Subsidiaries (including, without limitation, any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes the Company or any of its Subsidiaries), (i) Seller shall be liable and indemnify Buyer for all Taxes (A) with respect to a taxable period that ends on or before the Closing Date and (B) with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date, but only to the extent that such specific Tax has not been taken into account in the determination of Net Working Capital as set forth in the Purchase Price Certificate or the corresponding Final Purchase Price Component, and (ii) Buyer shall be liable and indemnify Seller for all Taxes (A) with respect to a taxable period that begins after the Closing Date and (B) with respect to any Straddle Period, the portion of such Straddle Period deemed to begin the day after the Closing Date. For purposes of this Section 7.7(c), where it is necessary to apportion between the Buyer and the Seller the Tax liability for a Straddle Period, such liability shall be apportioned between the period deemed to end at the close of the Closing Date, and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

                    (d) Each of the Buyer and the Seller shall provide the other with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be relevant to such return, audit, or examination, proceedings or determination. Any information obtained pursuant to this Section 7.7(d) or pursuant to any other section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto and shall be subject to Sections 7.2(e) and (f) of this Agreement and to the Confidentiality Agreement, provided,
                                                                  --------
          however, that any such information must be treated as confidential by
          -------
          the party that receives such information for at least three years following the date that such information is received by such party.

                    (e) The Buyer shall remit to the Seller any refund or credit of Taxes actually received to the extent such Taxes are attributable to any taxable period, or portion thereof, ending on or before the Closing Date.

                    (f) Any payment by Buyer or Seller to the other pursuant to this Section 7.7 will be treated for all purposes by both parties as an adjustment to the Purchase Price, unless otherwise required by law.

                    (g) The obligations of the parties set forth in this Section
          7.7 shall be unconditional and absolute and shall remain in effect until the expiration of all applicable statutes of limitations.

                    (h) Buyer and Seller shall make a joint election under
          Section 338(h)(10) of the Code (and under any similar provisions of state or foreign law) with respect to the purchase of the Company Common Stock and further elections with respect to the purchase of the Company's Subsidiaries. Seller and Buyer shall (i) on the Closing Date exchange completed and executed copies of Internal Revenue Service Form 8023, required schedules thereto, and any similar state and foreign forms and (ii) as provided in, and in accordance with, Section
          3.4 hereof, exchange completed and executed copies of Internal Revenue Service Form 8883, required schedules thereto, and any similar state and foreign forms. If any changes are required in these forms as a result of information which is first available after the Closing Date, the parties will promptly agree on such changes.

                    (i) All Tax allocation, Tax sharing, Tax indemnity or similar agreements between Allegheny Energy, Inc. or any of its Subsidiaries (other than the Company and its Subsidiaries), on the one hand, and the Company or its Subsidiaries, on the other hand, shall be terminated with respect to the Company and its Subsidiaries prior to the Closing Date, and, after the Closing Date, neither Allegheny Energy, Inc. or any of its Subsidiaries (other than the Company and its Subsidiaries), on the one hand, nor the Company or its Subsidiaries, on the other hand, shall be bound thereby or have any further liability or obligation thereunder to the other party with respect to periods prior to the Closing Date.

          7.8. Employees.
               ---------

                    (a) Effective no later than the earlier of January 1, 2005, or the Closing Date (the "Plan Creation Date"), Seller shall cause the
                                    ------------------
          employment of each individual who is a West Virginia Gas Distribution
          Business Employee, including each such Employee on medical, disability, family, military or other leave or leave of absence, as of immediately prior to the Plan Creation Date (each, an "Applicable
                                                                 ----------
          Employee") to be transferred to the Company, and the Seller shall
          --------
          cause the Company to be the employer of any individual who subsequently becomes an employee of the West Virginia Gas Distribution Business before the Closing.

                    (b) Effective as of the Plan Creation Date and through the Closing Date (if later than the Plan Creation Date), Seller shall:

                              (i) cause the Company to be the exclusive
                    sponsoring employer of benefit plans (not including pension or retirement savings plans) that provide benefits to all Applicable Employees (the "Non-Retirement Savings Benefits")
                                               -------------------------------
                    that are no less favorable in the aggregate to the Applicable Employees than the Benefit Plans (not including the Allegheny Energy Retirement Plan (the "AERP") and the
                                                               ----
                    Allegheny Energy Employee Stock Ownership and Savings Plan (the "AEESOP")), and all Applicable Employees shall commence
                          ------
                    to participate or, as applicable, become eligible to participate in those benefit plans effective as of the Plan Creation Date;

                              (ii) cause the Company to maintain insurance in
                    respect of any and all liabilities attributable to the employees of the West Virginia Gas Distribution Business (including without limitation worker's compensation insurance) to the extent that such insurance is maintained immediately prior to the Plan Creation Date by Seller, any Affiliate or otherwise; and

                              (iii) cause the Company to maintain a separate
                    payroll system for all of its employees with features substantially equivalent to the payroll system in effect with respect to the Applicable Employees immediately prior to the Plan Creation Date.

          Seller and Buyer shall use reasonable best efforts to
          mutually agree as to the nature and amount of the Non-Retirement Savings Benefits promptly but in no event later than October 1, 2004; provided, that if Seller and Buyer are unable to so agree, the
          --------
          Non-Retirement Savings Benefits shall be substantially identical to the Non-Retirement Savings Benefits in effect with respect to the Applicable Employees immediately prior to the Plan Creation Date and shall be provided pursuant to benefit plans with a cost to the Company not substantially in excess of that borne by the Company immediately prior to the Plan Creation Date (it being understood that such plans shall be obtained by the Company on commercially reasonable terms).

                    (c) Promptly after the date the employee benefit plans providing for the Non-Retirement Savings Benefits shall have been developed pursuant to Section 7.8(b), the Seller shall provide copies of such benefit plans to the unions representing the Applicable Employees (and any other West Virginia Gas Distribution Business Employees who are hired after the Plan Creation Date) who are covered by a Collective Bargaining Agreement (the "Union Employees"). From and
                                                     ---------------
          after the date of this Agreement, the Buyer and the Seller shall be available, and shall use their reasonable best efforts, to meet jointly and on a regular basis with such unions to make presentations, discuss and respond to inquiries about the benefit plans that will replace the Benefit Plans and the employee benefit plans providing for the Non-Retirement Savings Benefits developed pursuant to Section 7.8(b).

                    (d) The Buyer shall cause the Company or a Subsidiary of the Company to provide each Applicable Employee (and any other West Virginia Gas Distribution Business Employee who is hired after the Plan Creation Date) who is not covered by a Collective Bargaining Agreement and who remains employed by the Company through the Closing (a "Non-Union Transferred Employee"), for the period commencing on the
              ------------------------------
          Closing Date and ending 12 months thereafter (the "Benefits
                                                             --------
          Continuation Period"), with total compensation (including, without
          -------------------
          limitation, base pay, authorized overtime, bonuses, and benefits contained in the employee benefit plans, programs and fringe benefit arrangements (excluding education reimbursement)) which is, in the aggregate, at least equivalent in value to the Non-Union Transferred Employee's total compensation as in effect immediately prior to the Closing, which shall be based upon (x) such employee's existing individual base pay, (y) authorized overtime, if applicable, and (z) an average bonus and benefit component for such employee's salary plan level, as consistently applied by the Seller or its Affiliates, apportioned according to such employee's base pay. Such total compensation during the Benefits Continuation Period shall include, without limitation, employer matching contributions (whether paid during or after the Benefits Continuation Period) that shall be available in respect of elective contributions made by the Non-Union Transferred Employee at any time during the Benefits Continuation Period under the Buyer DC Plan (as defined below) that are not less than 50% of all of each employee's elective contributions that equal up to 6% of the employee's compensation. The Buyer shall also pay reasonable relocation costs with respect to any Non-Union Transferred Employees who shall relocate at the Buyer's request. After the end of the Benefits Continuation Period, the Buyer shall cause each Non-Union Transferred Employee to be provided total compensation (including those compensation and benefit items parenthetically listed in this
          Section 7.8(d)) which is, in the aggregate, no less favorable than the total compensation then provided to similarly-situated employees of the Buyer. Nothing in this Section 7.8(d) or otherwise in this Agreement shall require the Buyer to establish or maintain any particular plan, program or arrangement in order to satisfy its obligations, as specified above in this Section 7.8(d), to provide benefit plans, programs and arrangements as part of substantially equivalent total compensation either during or after the Benefits Continuation Period.

                    (e) The Buyer shall (i) waive all pre-existing condition exclusions and limitations, all waiting periods and all evidence of insurability requirements with respect to Non-Union Transferred Employees and, to the extent permissible under a Collective Bargaining Agreement, with respect to Union Employees, under any welfare benefit plans (as such term is defined in ERISA, but whether or not the plan is subject to ERISA) maintained by Buyer or its Affiliates on or after the Closing Date, other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees immediately prior to the Closing Date and that have not been satisfied as of the Closing Date, and (ii) provide each Non-Union Transferred Employee and, to the extent permissible under a Collective Bargaining Agreement, each Union Employee, with full credit for any co-payments, deductibles, coinsurance or out-of-pocket expenses paid or incurred under applicable welfare plans prior to the Closing Date in satisfying any co-payment, deductible, coinsurance or out-of-pocket requirements under any welfare benefit plans maintained by Buyer or its Affiliates on or after the Closing Date (on a pro-rata basis in the event of a difference in plan years).

                    (f) Effective as of 12:00 a.m. on the day immediately following the Closing Date, each Non-Union Transferred Employee and each Union Employee (collectively, the "Transferred Employees") who is
                                                  ---------------------
          a participant in either or both of the AERP and the AEESOP (collectively, the "Seller Qualified Plans") shall cease to be an
                              ----------------------
          active participant in and shall become one hundred percent (100%) vested in his or her accrued benefit under each Seller Qualified Plan. As soon as practicable after the Closing Date, each Transferred Employee who is a participant in the AEESOP shall be provided the ability to obtain a distribution of the employee's account balance under the AEESOP in accordance with its provisions that provide for distributions to participants whose employment terminates. The Buyer shall take any and all necessary action (including plan amendments, if necessary) to cause the trustee of a defined contribution plan of the Buyer or one of its Affiliates, if requested to do so by a Transferred Employee, to accept a direct "rollover" of all or a portion of said employee's distribution that is made in cash (specifically excluding distributions that are made in the form of securities or otherwise in kind) and of the promissory note or notes representing any loans outstanding to the Transferred Employee under the AEESOP on the date of the direct rollover from the AEESOP in the form of an "eligible rollover distribution" within the meaning of Section 402(c)(4) of the Code, provided that the administrator of such defined contribution plan may condition its acceptance of such a rollover upon the receipt of reasonable assurances that such distribution is such an eligible rollover distribution; provided, however, that any such assurances
                                 --------  -------
          required by the administrator shall not exceed any of the measures described in Treas. Reg. Section 1.401(a)(31)-1, Q&A-14(c), Example 1, 2, 3 or 4 (as applicable) as a sufficient basis on which a plan administrator may reasonably conclude that the putative rollover is a valid rollover contribution from a qualified plan. In the case of any such direct rollover of a loan, Buyer and the Company will cooperate with Seller to enable such direct rollover to occur before the loan becomes defaulted. Except to the extent provided in the preceding two sentences, no assets or liabilities of the Seller Qualified Plans shall be transferred to any plans maintained by Buyer or its Affiliates. Transferred Employees shall be given credit under each benefit plan, program, policy or arrangement maintained by Buyer or its Affiliates after the Closing for eligibility, vesting and all other purposes, including for purposes of any service requirement for early retirement, subsidized early retirement, or any other benefit conditioned on completion of a specific period of service, but not for any other benefit accrual purposes other than in the case of the Buyer Pension Plan (but only to the extent provided in Section 7.8(g)) and in the case of vacation benefits, for all service with the Seller and its Affiliates for the period before the Closing (to the extent that such service was credited under a corresponding Benefit Plan immediately prior to the Closing).

                    (g) Effective as of the Closing Date, Buyer shall establish or maintain a defined benefit pension plan covering all Transferred Employees that is substantially identical to the AERP as in effect immediately prior to the Closing and that is intended to satisfy the requirements of Section 401(a) of the Code (the "Buyer Pension Plan").
                                                           ------------------
          Buyer shall cause the Buyer Pension Plan to recognize all service of Transferred Employees with Seller and its Affiliates and with Buyer and its Affiliates for all purposes, including without limitation for purposes of eligibility, vesting, benefit accrual, eligibility to receive benefits, eligibility for retirement (early or normal), eligibility for early retirement subsidies, eligibility for receipt of optional forms of benefits, and eligibility for all other benefits, rights, features or other purposes under the provisions of the Buyer Pension Plan. The AERP shall maintain as a frozen accrued benefit the accrued benefit of each Transferred Employee determined as of the Closing Date as if the Transferred Employee had terminated employment with Seller and its Affiliates and had terminated participation in the AERP as of the Closing Date under the provisions of the AERP in effect on that date. Buyer may cause benefits paid under the Buyer Pension Plan to be offset by benefits previously provided to Transferred Employees or accrued by Transferred Employees under the AERP; provided, that, in no event shall the benefit (as described above)
          --------
          payable to any Transferred Employee under the Buyer Pension Plan in the form of a single life annuity (with all optional forms of benefit available to the Transferred Employee being at least the actuarial equivalent of this single life annuity) be less than the excess of (i) over (ii), where (i) is the benefit that would be payable under the provisions of the Buyer Pension Plan in the form of a single life annuity recognizing service with both Seller and its Affiliates and Buyer and its Affiliates for all purposes under such Plan (as described in the second sentence of this Section 7.8(g)) and (ii) is the benefit that would be payable from the AERP (without regard to any offset benefit payable from any other defined benefit pension plan, as applicable) as if the Transferred Employee elected to commence receipt of benefits in the form of a single life annuity under the AERP coincident with commencing receipt of a benefit under the Buyer Pension Plan. Buyer shall have no obligation under the foregoing provisions of this Section 7.8(g) beyond the Benefits Continuation Period. Seller shall deliver to Buyer as soon as practicable following such request, all data and records reasonably requested by Buyer in connection with its administration of retirement benefits for those Transferred Employees who become participants in the Buyer Pension Plan, including the information relating to the service of Transferred Employees with Seller and its Affiliates.

                    (h) Effective as of the Closing Date, Buyer shall establish or maintain a defined contribution plan covering all Transferred Employees the provisions of which are not substantially less favorable to Transferred Employees than those of the AEESOP as in effect immediately prior to the Closing (provided that the Buyer's defined contribution plan shall not be required to provide for contributions or investments in employer stock) and that is intended to satisfy the requirements of Section 401(a) of the Code (the "Buyer DC Plan").
                                                           -------------
          Buyer shall cause the Buyer DC Plan to recognize all service of Transferred Employees with Seller and its Affiliates and with Buyer and its Affiliates for purposes of eligibility, vesting, eligibility to receive benefits, and eligibility for all other benefits, rights, features or other purposes under the provisions of the Buyer DC Plan. Buyer shall have no obligation under the foregoing provisions of this
          Section 7.8(h) beyond the Benefits Continuation Period. Seller shall deliver to Buyer as soon as practicable following such request, all data and records reasonably requested by Buyer in connection with its administration of the Buyer DC Plan for those Transferred Employees who become participants in the Buyer DC Plan, including the information relating to the service of Transferred Employees with Seller and its Affiliates.

                    (i) The Buyer shall pay to each Non-Union Transferred Employee whose employment is terminated by the Buyer or one of its Affiliates within eighteen months of the Closing Date a severance benefit package equivalent to that which would have been provided to such individual upon such termination by the Seller under the Allegheny Energy Separation Allowance Plan as in effect immediately prior to the date of this Agreement had such individual remained continuously employed by the Seller or its Affiliates and had been eligible for, and entitled to benefits under, such plan on the date of such termination. Following the eighteen-month anniversary of the Closing Date, Buyer shall provide severance benefits to the Non-Union Transferred Employees that are no less favorable than those provided to similarly situated employees of the Buyer.

                    (j) On or before the Closing Date, the Seller shall provide a list, to be current as of the Closing Date, of the name and site of employment of any employees of the West Virginia Gas Distribution Business who have experienced, or will experience, an "employment loss" (as defined by the WARN Act) within ninety (90) days prior to the Closing Date. The Seller agrees to timely perform and discharge all requirements under the WARN Act and under similar applicable state or local laws or regulations up to and including the Closing Date. After the Closing Date, the Buyer shall be responsible for performing and discharging all requirements under the WARN Act and under similar applicable state or local laws or regulations; provided, however, that the parties agree that Seller shall have no liability hereunder for any violation of or non-compliance with any requirements under the WARN Act to the extent that they arise due to actions of Buyer, the Company, or the Company's Subsidiaries taken after the Closing.

                    (k) Seller or its Affiliates (other than the Company or any of its Subsidiaries) shall retain and be solely responsible for all liabilities and obligations whatsoever with respect to employees of Seller, the Company or any of their Affiliates who are not Transferred Employees, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) before, on or after the Closing Date. Except as otherwise specifically provided in this Section 7.8, Seller or its Affiliates (other than the Company or any of its Subsidiaries) shall retain and be solely responsible for all liabilities and obligations whatsoever with respect to Transferred Employees to the extent attributable to actions, events or omissions that occurred (or, in the case of omissions, failed to occur) before the Plan Creation Date. Without limiting the generality of the preceding sentence, with respect to each Transferred Employee (including any beneficiary or the dependent thereof), the Seller shall retain all liabilities and obligations arising under any welfare plan or under the workers' compensation laws of any state to the extent that such liability or obligation relates to claims incurred (whether or not reported) prior to the Plan Creation Date, and for such purposes a claim shall be deemed to be incurred when the event, condition or illness giving rise to such claim occurs. Neither the Buyer, the Company, any Company Subsidiary or any of their Affiliates (such Affiliates as determined with respect to the period after the Closing) shall have any liability for benefits under, contributions to, or otherwise in respect of any Benefit Plan, except that the Buyer shall, and shall cause the Company and any Company Subsidiary and any of their Affiliates to, honor in accordance with their terms all employee benefit obligations to Transferred Employees and former employees of the Company that were accrued as of the Closing Date and after the Plan Creation Date under any plans established in accordance with Section 7.8(b)(i) above.

          7.9. Risk of Loss.
               ------------

                    (a) From the date of this Agreement until the Closing, all risk of loss or damage to the property included in the Related Assets or owned by the Company or its Subsidiaries shall be borne by the Seller or the Company, respectively.

                    (b) If, before the Closing, all or any portion of the Related Assets or assets owned by the Company or its Subsidiaries is taken by eminent domain or is the subject of a pending or (to the knowledge of the Seller) contemplated taking which has not been consummated, the Seller shall notify the Buyer promptly in writing of such fact. If such taking would create a Material Adverse Effect, the Buyer and the Seller shall negotiate in good faith to settle the loss resulting from such taking (including, without limitation, by making a fair and equitable adjustment to the Purchase Price) and, upon such settlement, consummate the transactions contemplated by this Agreement pursuant to the terms of this Agreement. If no such settlement is reached within sixty (60) days after the Seller has notified the Buyer of such taking, the Buyer or the Seller may terminate this Agreement pursuant to Section 10.1(f).

                    (c) If, before the Closing, all or any material portion of the Related Assets or any material assets owned by the Company or its Subsidiaries is damaged or destroyed by fire or other casualty, the Seller shall notify the Buyer promptly in writing of such fact. If such damage or destruction would create a Material Adverse Effect and the Seller has not notified the Buyer of its intention to cure such damage or destruction within fifteen (15) days after its occurrence, the Buyer and the Seller shall negotiate in good faith to settle the loss resulting from such casualty (including, without limitation, by making a fair and equitable adjustment to the Purchase Price) and, upon such settlement, consummate the transactions contemplated by this Agreement pursuant to the terms of this Agreement. If no such settlement is reached within sixty (60) days after the Seller has notified the Buyer of such casualty, the Buyer or the Seller may terminate this Agreement pursuant to Section 10.1(f).

          7.10. Tax Clearance Certificates. The Buyer shall use reasonable
                --------------------------
efforts to provide or obtain from any taxing authority any certificate, permit, license, or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated by this Agreement.

          7.11. Name of the West Virginia Gas Distribution Business After the
                -------------------------------------------------------------
Closing. Promptly (but in any event no more than 20 days) after the Closing,
-------
Buyer shall ensure that the West Virginia Gas Distribution Business ceases to do business as "Allegheny Power" and will thereafter conduct such business with a name that will not otherwise indicate or imply that Seller or any of its Affiliates have an ownership interest in, or are otherwise associated with or related to, the West Virginia Gas Distribution Business, Buyer or any of its Affiliates.

          7.12. Insurance. Buyer acknowledges that neither the Related Assets
                ---------
nor the Company (in respect of its assets, properties or operations) will be covered by any insurance policy in respect of fire, liability, worker's compensation or otherwise following the Closing except to the extent Buyer procures any insurance. Accordingly, the parties agree that Buyer shall be responsible for procuring insurance in respect of the Related Assets and/or the Company from and after the Closing Date (to the extent that Buyer determines that such insurance is desirable).

          7.13. No Solicitation of Competing Transaction. Neither Seller nor any
                ----------------------------------------
Affiliate of Seller shall (and Seller shall cause the officers, directors, employees, representatives and agents of Seller and each Affiliate of Seller including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Buyer, any of its Affiliates or representatives) concerning any Acquisition Proposal. Seller shall not approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. Upon execution of this Agreement, Seller shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and Seller shall request (or if Seller has the contractual right to do so, demand) the return or destruction of all documents, analyses, financial statements, projections, descriptions and other data previously furnished to others in connection with Seller's efforts to sell the Company and the Related Assets. Seller shall immediately notify the Buyer of the existence of any proposal or inquiry received by Seller on or after the date of this Agreement, and Seller shall immediately communicate to the Buyer the terms of any proposal or inquiry which Seller may receive on or after the date of this Agreement (and shall immediately provide to the Buyer copies of any written materials received by Seller in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

          7.14. Environmental Matters. Seller shall, or shall cause the Company
                ---------------------
or a Company Subsidiary to, in either case at Seller's sole expense, complete the tasks set forth in the column entitled "AYE Action" in Schedule 7.14 "Resolution of MGC/MGS Environmental Issues," to Buyer's reasonable satisfaction, prior to the Closing Date. Seller agrees to keep Buyer reasonably apprised, between the date of this Agreement and the Closing Date, of Seller's progress in completing such tasks. In the event any such tasks have not been completed to Buyer's reasonable satisfaction prior to the Closing Date and the Closing shall occur, Buyer shall have the right but not the obligation, at Buyer's sole discretion, to complete such tasks after the Closing Date. In the event Buyer undertakes the completion of such tasks as set forth in the preceding sentence herein, and without regard to whether Seller has used reasonable best efforts to accomplish such completion, Seller agrees to reimburse Buyer for all of Buyer's reasonable out-of-pocket expenses in completing such tasks, subject to production of documentation of such expenses incurred by Buyer, provided, further, in the event Buyer undertakes remediation
                   --------  -------
as provided in this Section 7.14, Seller shall be responsible for reimbursing Buyer's remediation expenses only to the extent that Seller has concurred in the type, method, and extent of remediation performed by Buyer (such concurrence not to be unreasonably withheld) or to the extent that such remediation shall have been required or approved by any Governmental Entity having legal authority to review or require such remediation, including any such remediation required or requested by such Governmental Entity as a condition of issuing a no further action letter or the substantial equivalent thereof for the contamination or circumstance that is the subject of such remediation. Seller's obligations as set forth in this Section 7.14 shall be supplemental to any other provision of this Agreement, including without limitation the indemnification provisions of
Article IX of this Agreement.

                                  ARTICLE VIII

                                   CONDITIONS
                                   ----------

          8.1. Conditions to Each Party's Obligations to Effect the
               ----------------------------------------------------
Transactions. The respective obligations of each party to effect the
------------
transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                    (a) The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated;

                    (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of the Related Assets or the Company Common Stock contemplated hereby shall have been (i) (A) threatened by any Governmental Entity or (B) sought in writing by any other Person that, in the good faith judgment of either the Buyer or the Seller, would have a reasonable likelihood of being issued by a court of competent jurisdiction, or (ii) issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which prohibits the consummation of the sale of the Related Assets or the Company Common Stock;

                    (c) Other than as described in Section 8.1(a) and Section 8.2(g), all federal, state and local government consents and approvals required for the consummation of the sale of the Related Assets and the Company Common Stock, the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals shall have been obtained and shall not have been revised, stayed, enjoined, set aside, annulled or suspended, and all conditions to effectiveness prescribed in any such consent or approval or otherwise by law, regulation or order shall have been satisfied, except for any such federal, state or local government consent or approval the failure of which to obtain would not be reasonably likely to result in any loss, liability, damages, obligation, payment, cost or expense in excess of $15,000;

                    (d) The Seller Non-Regulatory Approvals and all other consents and approvals necessary for the consummation of the sale of the Related Assets and the Company Common Stock contemplated hereby that are required under the terms of any note, bond, mortgage, indenture, contract or other agreement to which the Seller, or any of its Subsidiaries, is a party shall have been obtained, except for any such consents or approvals set forth on Schedule 2.5 or the failure of which to obtain would not be reasonably likely to result in any loss, liability, damages, obligation, payment, fine, cost or expense in excess of $15,000;

                    (e) The Buyer and the Seller shall have executed the Related Agreements; and

                    (f) At least 30 days shall have passed since the Plan Creation Date.

                  8.2. Conditions to Obligations of the Buyer. The obligation
                       --------------------------------------
          of the Buyer to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                    (a) There shall not have occurred since the date of this Agreement and be continuing a Material Adverse Effect;

                    (b) (i) The Seller and the Company shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Seller or the Company on or prior to the Closing Date (except to the extent clause (ii) of this Section 8.2(b) applies to such covenant or agreement) and (ii) Seller shall have performed and complied in all respects with its obligations under Sections 7.4(g) and 7.14 and to deliver the Related Assets at the Closing, except for any immaterial noncompliance with such obligation;

                    (c) Each of the representations and warranties of Seller contained in this Agreement (other than the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.10(a), 5.10(b), 5.10(c), 5.10(d), 5.18, 5.21(b) and 5.28 hereof), which representations and warranties shall be deemed for purposes of this
          Section 8.2(c) not to include any qualification or limitation with respect to materiality or immateriality (whether by reference to "Material Adverse Effect," "material," "immaterial," "material respect" or otherwise), shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, in the aggregate, have not had or resulted in and would not be reasonably likely to have or result in a Material Adverse Effect, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

                    (d) Each of the representations and warranties of the Seller set forth in Sections 5.1, 5.2, 5.3, 5.10(a), 5.10(b), 5.10(c),
          5.10(d), 5.18, 5.21(b) and 5.28 hereof shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (other than with respect to any defects in the deeds, endorsements, assignments and other instruments referred to in Section 5.10(c) (other than the Bill of Sale) that are immaterial in the aggregate), with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

                    (e) The Buyer shall have received a certificate from an authorized officer of the Seller, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Sections 8.2(a), 8.2(b), 8.2(c) and 8.2(d) have been satisfied;

                    (f) All consents and approvals required under Sections 8.1(c) and 8.1(d) of this Agreement shall have been obtained and all such consents and approvals shall not be subject to any undertakings, assurances or any other terms or conditions which would have, individually or in the aggregate, a Material Adverse Effect;

                    (g) The Public Service Commission shall have issued a final, nonappealable order approving the transactions contemplated by this Agreement and a tariff restructuring that (A) includes a rate change that is not materially different from the rate change requested as part of the Tariff Restructuring and (B) does not include Restrictions on the West Virginia Gas Distribution Business (including its tariffs and operations) that are, in the aggregate, materially different from the Restrictions on the West Virginia Gas Distribution Business as of the date of this Agreement (except to the extent any such Restrictions were included in any Written Acceptance presented or otherwise formally advanced by the Buyer);

                    (h) The SEC shall have (i) issued a "no-action" letter to the effect that the staff of the SEC will not recommend any enforcement action against ArcLight Energy Partners Fund II, L.P. or any of its Affiliates (other than the Buyer) under Sections 2(a)(7) or 2(a)(8) of the Holding Company Act as a result of its ownership interests or other rights with respect to ownership, management or governance of the Buyer or (ii) issued an order under Sections 2(a)(7) or 2(a)(8) of the Holding Company Act to the effect that neither ArcLight Energy Partners Fund II, L.P. nor any of its Affiliates (other than the Buyer) will be subject to the obligations, duties, and liabilities imposed on a "holding company" or a "subsidiary company" under the Holding Company Act as a result of its ownership interests or other rights with respect to ownership, management or governance of the Buyer, and (iii) issued an order under Sections 9(a)(2) and 10 of the Holding Company Act authorizing any holding company of which the Buyer is a subsidiary company under the Holding Company Act, and any affiliate of the Buyer under the Holding Company Act, to acquire its direct and/or indirect interests in the Buyer and the Company; and

                    (i) The Note Purchase Amendment shall be in full force and effect.

          8.3. Conditions to Obligations of the Seller. The obligation of the
               ---------------------------------------
Seller to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                    (a) The Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this

          Agreement that are required to be performed and complied with by the Buyer on or prior to the Closing Date;

                    (b) Each of the representations and warranties of the Buyer contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 8.3(b) not to include any qualification or limitation with respect to materiality or immateriality, shall be true and correct as of the date of this Agreement and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to prevent, materially delay or materially impair the ability of the Buyer to perform and comply with its obligations under this Agreement, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

                    (c) The Seller shall have received a certificate from an authorized officer of the Buyer, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied; and

                    (d) The Buyer shall have taken all of the actions with respect to employee plans set forth in Section 7.8.

                                   ARTICLE IX

                                INDEMNIFICATION
                                ---------------

          9.1. Indemnification.
               ---------------

                    (a) The Seller will indemnify, defend and hold harmless the Buyer, its Affiliates and their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "Buyer
                                                                  -----
          Indemnified Parties"), from and against any and all claims, demands or
          -------------------
          suits (by any Person), losses, liabilities, damages (other than punitive or special damages), obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or suffered by the Buyer
           ------------------
          Indemnified Parties relating to, resulting from or arising out of (i) any breach by the Seller or the Company (in the case of the Company, provided that such breach occurred prior to the Closing Date), of any covenant or agreement of the Seller or the Company contained in this

          Agreement or the representations and warranties contained in Article V hereof which representations and warranties shall be deemed for purposes of this Article IX not to include any qualification or limitation with respect to materiality or immateriality (whether by reference to "Material Adverse Effect," "material," "immaterial," "material respect" or otherwise), (ii) the Excluded Obligations and
          (iii) as set forth on Exhibit H hereto; provided, however, that the
                                                  --------  -------
          Seller shall have no liability pursuant to Section 9.1(a) for Indemnifiable Losses asserted against or suffered by the Buyer Indemnified Parties relating to, resulting from or arising out of any breach by the Seller of any representation or warranty contained in
          Article V hereof (i) for any individual Indemnifiable Loss that does not exceed $15,000 (a "De Minimis Loss"), and (ii) unless and until
                                 ---------------
          the aggregate of such Indemnifiable Losses (excluding all De Minimis Losses) incurred by the Buyer Indemnified Parties exceeds $2,000,000, in which case the Seller shall be liable for all Indemnifiable Losses in excess of $2,000,000; provided, further, that in no case shall the
                                   --------  -------
          Seller be obligated to indemnify the Buyer Indemnified Parties against any such Indemnifiable Losses asserted against or suffered by the Buyer Indemnified Parties relating to, resulting from or arising out of any breach by the Seller of any representation or warranty contained in Article V hereof to the extent the aggregate amount thereof exceeds $100,000,000.

                    (b) The Buyer will indemnify, defend and hold harmless the Seller, its Affiliates and their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "Seller
                                                                  ------
          Indemnified Parties"), from and against any and all Indemnifiable
          -------------------
          Losses asserted against or suffered by the Seller Indemnified Parties relating to, resulting from or arising out of (i) any breach by the Buyer of any covenant or agreement of the Buyer contained in this Agreement or the representations and warranties contained in Article VI hereof which representations and warranties shall be deemed for purposes of this Article IX not to include any qualification or limitation with respect to materiality or immateriality and (ii) the Assumed Obligations, provided, however, that the Buyer shall have no
                               --------  -------
          liability pursuant to Section 9.1(b) for Indemnifiable Losses asserted against or suffered by the Seller Indemnified Parties relating to, resulting from or arising out of any breach by the Buyer of any representation or warranty contained in Article VI hereof (i) for any individual De Minimis Loss, and (ii) unless and until the aggregate of such Indemnifiable Losses (including all De Minimis Losses) incurred by the Seller Indemnified Parties exceeds $2,000,000, in which case the Buyer shall be liable for all Indemnifiable Losses in excess of $2,000,000; provided, further, that in no case shall the Buyer be
                      --------  -------
          obligated to indemnify the Seller Indemnified Parties against any such Indemnifiable Losses asserted against or suffered by the Seller Indemnified Parties relating to, resulting from or arising out of any breach by the Buyer of any representation or warranty contained in
          Article VI hereof to the extent the aggregate amount thereof exceeds $100,000,000.

                    (c) The amount of any Indemnifiable Loss of any Person entitled to receive indemnification under this Agreement (an "Indemnitee") shall be reduced to take into account any net Tax
           ----------
          benefit actually recognized by the Indemnitee arising from the recognition of the Indemnifiable Loss and any other payment actually received with respect to an Indemnifiable Loss.

                    (d) The expiration, termination or extinguishments of any covenant or agreement shall not affect the parties' obligations under this Section 9.1 if the Indemnitee provided the Person required to provide indemnification under this Agreement (the "Indemnifying
                                                             ------------
          Party") with proper notice of the claim or event for which
          -----
          indemnification is sought prior to such expiration, termination or extinguishment.

                    (e) The rights and remedies of the Seller and the Buyer under this Article IX are exclusive and in lieu of any and all other rights and remedies which the Seller and the Buyer may have under this Agreement or otherwise for monetary relief with respect to (i) any breach of any representation or warranty or any failure to perform any covenant or agreement set forth in this Agreement and (ii) the Assumed Obligations.

                    (f) The Buyer and the Seller each agree that notwithstanding any provision in this Agreement to the contrary, all parties to this Agreement retain their remedies at law or in equity with respect to willful or intentional breaches of this Agreement.

                    (g) Any indemnity payment under this Agreement shall be treated for all purposes by both parties as an adjustment to the Purchase Price, unless otherwise required by law.

          9.2. Defense of Claims.
               -----------------

                    (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a "Third Party Claim") with
                                                        -----------------
          respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten
          (10) calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, and the Indemnitee will cooperate in good faith in such defense at such Indemnitee's own expense.

                    (b) If within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 9.2(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party
                               --------  -------
          fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party may accept and agree to such offer in its sole discretion.

                    (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party
           ------------
          reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event not later than ten (10) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party rejects or fails to respond to such claim, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement.

                    (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the Applicable Rate), will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party. Nothing in this Section 9.2(d) shall be construed to require any party hereto to obtain or maintain any insurance coverage.

                    (e) A failure to give timely notice as provided in this
          Section 9.2 will not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party which was entitled to receive such notice was actually prejudiced as a result of such failure.

          9.3. Tax Contest.
               -----------

                    (a) The Buyer shall notify the Seller in writing within thirty (30) days of receipt of written notice of any federal or state, local or foreign pending or threatened audits, adjustments or assessments (each a "Tax Audit"), which may affect the Seller's
                               ---------
          liability for Taxes. If the Buyer fails to give such notice to the Seller, the Buyer shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit if such failure to give notice adversely affects the Seller's right to effectively participate in the Tax Audit.

                    (b) (i) If such Tax Audit relates to any Taxes or Tax items for which the Seller is liable in full hereunder, the Seller shall at its expense control the defense and settlement of such Tax Audit, provided, however, the Buyer shall be entitled to participate in such
          --------  -------
          Tax Audit at its own expense and the Seller shall not settle any such Tax Audit without the written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) if such Tax Audit relates to any Taxes or Tax items for which the Buyer is liable in full hereunder, the Buyer shall at its expense control the defense and settlement of such Tax Audit, provided, however, the
                                                        --------  -------
          Seller shall be entitled to participate in such Tax Audit at its own expense and the Buyer shall not settle any such Tax Audit without the written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed; and (iii) if such Tax Audit relates to any Taxes or Tax items that cannot be identified as being a liability in full of either party or cannot be separated from any Taxes or Tax items for which the other party is liable, the Buyer shall at its expense control the defense and settlement of the Tax Audit, provided, however, the Seller shall be entitled to participate
                 --------  -------
          in such Tax Audit at its own expense and the Buyer shall not settle any such Tax Audit without the written consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT
                          ---------------------------

          10.1. Termination.
                -----------

                    (a) This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of the Seller and the Buyer.

                    (b) This Agreement may be terminated by the Seller or the Buyer if the Closing contemplated hereby shall have not occurred on or before the nine-month anniversary of the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate
           ----------------    --------  -------
          this Agreement pursuant to this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; and provided, further, that
                                                       --------  -------
          if on the nine-month anniversary of the date of this Agreement the conditions to the Closing set forth in Section 8.1(c) or 8.2(g) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be the day which is 15 months from the date of this Agreement.

                    (c) This Agreement may be terminated by the Seller or the Buyer if (i) any Governmental Entity, the consent of which is a condition to the obligations of the Seller and the Buyer to consummate the Closing, shall have determined not to grant its consent or approval and all appeals of such determination shall have been taken and have been finally determined and unsuccessful, (ii) one or more courts of competent jurisdiction in the United States shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable or (iii) any statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which prohibits the consummation of the Closing.

                    (d) This Agreement may be terminated by the Buyer if (i)(A) there has been a material violation or breach by the Seller of any covenant or agreement contained in this Agreement that if not cured would result in the failure to be satisfied of the condition set forth in Section 8.2(b) or (B) there has been a violation or breach by the Seller of a representation or warranty contained in this Agreement that if not cured would result in the failure to be satisfied of the condition set forth in Section 8.2(c) or Section 8.2(d) and (ii) such violation or breach is not cured by the earlier of (A) the date which would otherwise be the Closing Date pursuant to this Agreement but for the material violation or breach by the Seller and (B) the date thirty
          (30) days after receipt by Seller of notice specifying in reasonable detail the nature of such breach, and such violation or breach has not been waived by the Buyer.

                    (e) This Agreement may be terminated by the Seller if (i)(A) there has been a material violation or breach by the Buyer of any covenant or agreement contained in this Agreement that if not cured would result in the failure to be satisfied of the condition set forth in Section 8.3(a) or (B) there has been a violation or breach by the Buyer of any representation or warranty contained in this Agreement that if not cured would result in the failure to be satisfied of the condition set forth in Section 8.3(b) and (ii) such violation or breach is not cured by the earlier of (A) the date which would otherwise be the Closing Date pursuant to this Agreement but for the material violation or breach by the Buyer and (B) the date thirty (30) days after receipt by Seller of notice specifying in reasonable detail the nature of such breach and such violation or breach has not been waived by the Seller.

                    (f) This Agreement may be terminated by the Seller or the Buyer in accordance with the provisions of Section 7.9(b) or (c).

          10.2. Procedure and Effect of Termination. In the event of termination
                -----------------------------------
of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                    (a) Said termination shall be the sole remedy of the parties hereto with respect to breaches of any agreement, representation or warranty contained in this Agreement and none of the parties hereto, including ArcLight Energy Partners Fund II, L.P., nor any of their respective directors, officers, partners, managers, Affiliates or advisors, as the case may be, shall have any liability or further obligation to the other party or any of their respective directors, officers, partners, managers, Affiliates or advisors, as the case may be, pursuant to this Agreement, except in each case as stated in this
          Section 10.2 and in Sections 7.2(b), 7.3 and 7.5; provided, however,
                                                            --------  -------
          that no such termination shall relieve any party, including ArcLight Energy Partners Fund II, L.P., from any liability arising from the willful or intentional breach of this Agreement; and

                    (b) All filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          11.1. Amendment and Modification. Subject to applicable Law, this
                --------------------------
Agreement may be amended, modified or supplemented only by written agreement of the Seller and the Buyer.

          11.2. Waiver of Compliance; Consents. Except as otherwise provided in
                ------------------------------
this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Notwithstanding anything in this Agreement to the contrary, the condition set forth in Section 8.3(d) cannot be waived by the Seller.

          11.3. Limited Survival. Subject to the provisions of Section 9.2, each
                ----------------
and every representation, warranty and covenant contained in this Agreement other than (a) the covenants contained in Sections 3.2, 3.3, 3.4, 7.1, 7.2, 7.3, 7.4, 7.5, 7.7, 7.8, 7.9, 7.11 and 7.13 and in Articles IX and XI (which covenants shall survive in accordance with their terms), (b) the representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.10(a), 5.10(b), 5.10(c) and 5.10(d) in the case of Seller, and Sections 6.1, 6.2 and 6.4, in the case of Buyer (which representations and warranties shall survive indefinitely) and (c) the representations and warranties contained in Sections 5.17 and 5.22 (which representations and warranties shall survive until ninety (90) days following the expiration of the applicable statute or similar period of limitations), shall expire with, and be terminated 18 months from the Closing Date, and such representations, warranties and covenants shall not survive such date, and none of the Seller, the Buyer or any officer, director, advisor or Affiliate of any of them shall be under any liability whatsoever with respect to any such representation, warranty or covenant.

          11.4. Notices. All notices and other communications hereunder shall be
                -------
in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective
                --------
only upon receipt thereof):

                    (a) If to the Seller, to:

                        Monongahela Power Company
                        800 Cabin Hill Drive
                        Greensburg, PA
                        Facsimile:  (304) 838-6797
                        Attention:  Kathryn Patton

                        with a copy to:

                        Allegheny Power
                        800 Cabin Hill Drive
                        Greensburg, PA 15601
                        Facsimile: (724) 853-4216
                        Attention:  Ronald A. Magnuson

                    (b) If to the Buyer, to:

                        Mountaineer Gas Holdings Limited Partnership
                        c/o Corporation Service Company
                        209 West Washington Street
                        Charleston, West Virginia 25302
                        Facsimile:  (304) 925-9762
                        Attention:  General Partners

                        with a copy to:
                        ArcLight WV Holdings I LLC
                        200 Clarendon Street, 55th Floor
                        Boston, MA 02117
                        Facsimile:  (617) 867-4698
                        Attention:  General Counsel

          11.5. Assignment. This Agreement and all of the provisions hereof
                ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law without the prior written consent of the other party. Notwithstanding the foregoing, (i) the Buyer may assign all of its rights and obligations hereunder to any of its wholly owned Subsidiaries (direct or indirect), provided that no such assignment will release the Buyer from any
              --------
liabilities or obligations hereunder, and (ii) the Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution(s) for the purposes of financing or refinancing, or by way of assignments, transfers, conveyances or dispositions in lieu thereof, provided that no such assignment or disposition
                              --------
shall relieve or in any way discharge the Buyer or such assignee from the performance of its duties and obligations under this Agreement. The Seller agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder so long as the Seller's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

          11.6. Rights Under This Agreement; No Third Party Beneficiaries. This
                ---------------------------------------------------------
Agreement shall be binding upon and insure solely to the benefit of the parties hereto. Except as provided in Section 9.1, this Agreement is not intended to confer upon any Person other than the parties hereto any rights hereunder. Without limiting the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Seller or any of its Affiliates (including any current or former beneficiary, spouse, or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

          11.7. Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the State of New York (without regard to conflicts of law principles thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          11.8. Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.9. Interpretation; Construction.
                ----------------------------

                    (a) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                    (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          11.10.Schedules and Exhibits. All Exhibits and Schedules referred to
                ----------------------
herein are intended to be and hereby are specifically made a part of this Agreement.

          11.11.Entire Agreement. This Agreement, the Confidentiality Agreement
                ----------------
and the Related Agreements including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. It is expressly acknowledged and agreed that there are no restrictions, promises, representations, warranties, covenants or undertakings contained in any material made available to the Buyer pursuant to the terms of the Confidentiality Agreement (including the Information Memorandum, dated February 20, 2003, or the Request for Proposal, dated February 13, 2003, previously made available to the Buyer by the Seller and J.P. Morgan Securities Inc.). This Agreement supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to such transactions other than the Confidentiality Agreement.

          11.12.Bulk Sales or Transfer Laws. The Buyer acknowledges that the
                ---------------------------
Seller will not comply with the provision of any bulk sales or transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. The Buyer hereby waives compliance by the Seller with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

          11.13.Consent to Jurisdiction. Each party hereby irrevocably submits
                -----------------------
to the exclusive jurisdiction of the federal or state courts located in the State of New York in any action, suit or proceeding arising out of or relating to this Agreement or the Related Agreements or any of the transactions contemplated hereby or thereby; provided, however, that such consent to
                                --------  -------
jurisdiction is solely for the purpose referred to in this section and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

          11.14.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY
                --------------------
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          11.15.Guarantee of Buyer's Obligations. ArcLight Energy Partners Fund
                --------------------------------
II, L.P. agrees to use its reasonable best efforts to cause Buyer to perform all of its obligations under this Agreement to the extent of Buyer's obligations under this Agreement, and shall cause payment of the Purchase Price if, as and when provided in this Agreement. ArcLight Energy Partners Fund II, L.P. further agrees to use its reasonable best efforts to obtain a "no-action" letter or an order satisfying the condition set forth in Section 8.2(h) based, in either case, on existing precedent. In no event shall ArcLight Energy Partners Fund II, L.P. have any greater liability than Buyer pursuant to this Agreement.

          IN WITNESS WHEREOF, the Seller and the Buyer have caused this agreement to be signed by their respective duly authorized officers as of the date first above written.

                                        MONONGAHELA POWER COMPANY

                                        By
                                           -----------------------------------
                                           Name: Joseph H. Richardson Title:
                                           President

                                        MOUNTAINEER GAS HOLDINGS LIMITED
                                        PARTNERSHIP

                                        By ARCLIGHT WV HOLDINGS I LLC
                                          By ArcLight Energy Partners Fund II,
                                          L.P., its Member
                                            By ArcLight PEF GP II, LLC, its
                                            general partner
                                              By ArcLight Capital Holdings, LLC,
                                              its Manager

                                                  ----------------------------
                                        By        Name:
                                                  Title:


                                        By IGS UTILITIES LLC


                                          By ---------------------------------
                                             Name:
                                             Title:

The undersigned hereby executes this Agreement for the sole purpose of its obligations pursuant to Section 11.15 of this Agreement, subject to the limitations set forth therein and in Section 10.2(a).


ArcLight Energy Partners Fund II, L.P.


By:      ArcLight PEF GP II, LLC, its general partner

         By:      ArcLight Capital Holdings, LLC, its Manager


                  By:
                     ----------------------------------------

                           Name: ____________________________

                           Title: ___________________________

                                                                  EXHIBIT A


                              2004 CAPITAL BUDGET

                                                                  EXHIBIT B


                              FORM OF BILL OF SALE

          THIS BILL OF SALE, dated as of [ ] (this "Bill of Sale") by
                                                    ------------
Monongahela Power Company, an Ohio corporation ("Seller"), is to and in favor of
                                                 ------
Mountaineer Gas Holdings Limited Partnership, a West Virginia limited partnership ("Buyer"). Capitalized terms used but not otherwise defined herein
              -----
shall have the meaning ascribed thereto in the Acquisition Agreement, dated as of August 4, 2004, between Seller and Buyer, (the "Agreement").
                                                   ---------

          WHEREAS, Seller and Buyer have entered into the Agreement, pursuant to which Seller, subject to the terms of the Agreement, has agreed, among other things, to sell, assign, convey, transfer and deliver to Buyer all of Seller's right, title and interest in and to the Related Assets, and Buyer has agreed to purchase and acquire such Related Assets from Seller, as more fully described in the Agreement, for consideration in the amount, and on the terms and conditions, provided in the Agreement;

          WHEREAS, Section 4.4 of the Agreement provides that Seller shall deliver this Bill of Sale at the Closing pursuant to which the Related Assets will be conveyed to Buyer; and

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller does hereby, effective as of the Closing, sell, convey, assign, transfer and deliver unto Buyer and its successors and assigns, free and clear of all Encumbrances (except for Permitted Encumbrances), the Related Assets in accordance with and subject to the terms and provisions of the Agreement.

          TO HAVE AND TO HOLD all of Seller's right, title and interest in and to the Related Assets unto Buyer, its successors and assigns, for its and their own use and benefit, forever.

          Nothing in this Bill of Sale shall constitute a waiver of, expansion of, or a limitation upon, the rights, liabilities, duties, obligations and remedies of Seller or Buyer under the Agreement and, in case of any conflict, the terms and provisions of the Agreement shall govern.

          Except as expressly set forth in the Agreement, Seller makes no representations or warranties, written or oral, statutory, expressed or implied, concerning the Related Assets, including, in particular, any warranty of merchantability or fitness for a particular purpose, all of which are hereby expressly excluded and disclaimed, except to the extent expressly set forth in the Agreement.

          This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          This instrument shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors in interest and permitted assigns.

          This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale to be duly executed and delivered on behalf of Seller as of the date first written above.


                                    MONONGAHELA POWER COMPANY


                                    By:__________________________
                                            Name:___________________
                                            Title:__________________


             Receipt of the Foregoing Bill of Sale Acknowledged By:

                                    MOUNTAINEER GAS HOLDINGS LIMITED
                                    PARTNERSHIP

                                    By  ARCLIGHT WV HOLDINGS I LLC
                                      By  ArcLight Energy Partners Fund II,
                                          L.P., its Member
                                        By ArcLight PEF GP II, LLC, its general
                                           partner
                                          By ArcLight Capital Holdings, LLC, its
                                             Manager

                                             __________________________________
                                         By  Name:
                                             Title:


                                    By IGS UTILITIES LLC


                                      By  _____________________________________
                                          Name:
                                          Title:

                                                                   EXHIBIT C


                                    FORM OF
                     FIRPTA CERTIFICATION AND AFFIDAVIT OF
                           MONONGAHELA POWER COMPANY

          Section 1445 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), provides that a transferee of a U.S. real property
 ---------------------
interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Monongahela Power Company, an Ohio corporation ("Seller"), to Mountaineer Gas Holdings Limited Partnership, a West Virginia
  ------
limited partnership, the undersigned hereby certifies the following on behalf of
Seller:

          1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations);

          2. Seller is not a disregarded entity as defined in Treas. Reg.
Section 1.1445-2(b)(2)(iii);

          3. Seller's U.S. employer identification number is 13-5229392; and

          4. Seller's office address is:

             1310 Fairmont Avenue
             Fairmont, WV 26554

          Seller understands that this certification may be disclosed to the Internal Revenue Service by a transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

          Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated:  [            ]               By:   ________________________
                                           Name:
                                           Title:

                                                                 EXHIBIT D


                            INSTRUMENT OF ASSUMPTION

          INSTRUMENT OF ASSUMPTION, dated as of [ ] (this "Instrument of
                                                           -------------
Assumption"), by and between Monongahela Power Company, an Ohio corporation
----------
("Seller"), and Mountaineer Gas Holdings Limited Partnership, a West Virginia
  ------
limited partnership ("Buyer"). Capitalized terms used but not otherwise defined
                      -----
herein shall have the meanings ascribed thereto in the Acquisition Agreement, dated as of August 4, 2004, between Seller and Buyer (the "Agreement").
                                                           ---------

          WHEREAS, Seller and Buyer have entered into the Agreement, pursuant to which Buyer, subject to the terms of the Agreement, has agreed, among other things, to assume and discharge the Assumed Obligations on the terms and conditions provided in the Agreement;

          WHEREAS, Section 2.3 of the Agreement provides that Buyer shall execute and deliver this Instrument of Assumption at the Closing, pursuant to which Buyer will assume and discharge the Assumed Obligations; and

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto covenant and agree as follows:

          1. Assumption. Buyer hereby assumes and discharges all of the
             ----------
following liabilities and obligations of the Seller, direct or indirect, known or unknown, absolute or contingent, to the extent arising out of or related to ownership or use of the Related Assets in connection with the West Virginia Gas Distribution Business in accordance with the respective terms and subject to the respective conditions of this Instrument of Assumption and subject to the terms of the Agreement:

                    (ii) all liabilities and obligations associated with the Related Assets in connection with the West Virginia Gas Distribution Business regardless of whether such liabilities or obligations arose before or after the Closing;

                    (iii) all liabilities and obligations associated with the Related Assets in connection with the West Virginia Gas Distribution Business in respect of Taxes attributable to taxable periods ending after the Closing Date, except those for which the Seller is expressly liable pursuant to the terms of the Agreement;

                    (iv) any liability, obligation, responsibility or capital expenditure arising under or related to any former, current or future Environmental Laws, health and safety laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with
          (a) any violation, alleged violation, Release, threatened Release, permit, closure, post-closure or remedial obligation relating to any Environmental Law, whether prior to or on or after the Closing Date, with respect to the ownership or operation of the Related Assets; (b) any alleged loss of life, injury to persons or property or damage to natural resources (whether or not such alleged loss, injury or damage arose or has become manifest before the Closing Date or arises or becomes manifest on or after the Closing Date), relating to the alleged generation, discharge, emission, use, transportation, disposal, presence or Release of any Hazardous Substances at, on, in, under, to or from the Related Assets whether prior to or on or after the Closing Date, including, but not limited to, any offsite transportation, discharge, emission, deposition, disposal or migration, Hazardous Substances contained in building materials or structures at the Related Assets or in the soil, surface, water, sediments, groundwater, landfill cells, or in other environmental media at or migrating from the Related Assets; and (c) the investigation, monitoring and/or remediation (whether or not such investigation, monitoring or remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Substances that are present on or have been used, generated, discharged, emitted, transported, disposed or Released whether prior to or on or after the Closing Date at, on, in, under, to or from the Related Assets, including, but not limited to, any offsite transportation, discharge, emission, deposition, disposal or migration and any Hazardous Substance in building materials or structures at the Related Assets or in the soil, surface water, sediments, groundwater, landfills, disposal sites, or in other environmental media at or migrating from the Related Assets; and

                    (v) all liabilities and obligations incurred by the Seller in accordance with the terms of the Agreement with respect to capital expenditures associated with, or on behalf of, the Related Assets.

          2. Conflicts. Nothing in this Instrument of Assumption shall
             ---------
constitute a waiver of, expansion of, or limitation upon, the rights, liabilities, duties, obligations and remedies of Seller or Buyer under the Agreement and, in case of any conflict, the terms and provisions of the Agreement shall govern.

          3. Amendments; Waivers. This Instrument of Assumption cannot be
             -------------------
changed or terminated orally and no waiver of compliance with any provision or condition hereof shall be effective unless evidenced by an instrument in writing duly executed by the parties hereto.

          4. Governing Law. This Instrument of Assumption shall be governed by
             -------------
and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          5. Binding Effect; Assignment. This Instrument of Assumption shall be
             --------------------------
binding upon, and inure to the benefit of, the parties hereto and their respective successors in interest and permitted assigns. This Instrument of Assumption may not be assigned by any party without the prior written consent of the other party hereto. Notwithstanding the foregoing, Buyer may, without the prior consent of Seller or any of its Affiliates, assign all of its rights and obligations hereunder to any of its Affiliates, provided that no such assignment
                                                --------
will release Buyer from any liabilities or obligations hereunder.

          6. Counterparts. This Instrument of Assumption may be executed in two
             ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7. Notices. All notices, requests, claims, demands and other
             -------
communications hereunder shall be made in accordance with Section 11.4 of the Agreement.



                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Assumption to be executed and delivered as of the date first written above.



                                       Monongahela Power Company


                                       By:__________________________

                                               Name:___________________

                                               Title:__________________



                              MOUNTAINEER GAS HOLDINGS LIMITED PARTNERSHIP

                              By ARCLIGHT WV HOLDINGS I LLC
                                By ArcLight Energy Partners Fund II, L.P., its
                                   Member
                                   By ArcLight PEF GP II, LLC, its general
                                      partner
                                      By ArcLight Capital Holdings, LLC,
                                         its Manager

                                         _______________________________
                                     By  Name:
                                         Title:


                              By   IGS UTILITIES LLC


                                By  ____________________________________
                                    Name:
                                    Title:

                                                                  EXHIBIT E



                     FORM OF TRANSITION SERVICES AGREEMENT

                                                                   EXHIBIT F



                      FORM OF OPINION OF SELLER'S COUNSEL

                                                                  EXHIBIT G



                       FORM OF OPINION OF BUYER'S COUNSEL

                                                                  EXHIBIT H


                      CERTAIN INDEMNIFICATION OBLIGATIONS

          In addition to and without limiting the indemnification provided in
Section 9.1(a)(i) and (ii) of the Agreement (provided there shall be no
                                             --------
indemnification pursuant to Section 9.1(a)(i) or (ii) to the extent indemnification for any Indemnifiable Loss is provided pursuant to Section 9.1(a)(iii) of the Agreement and this Exhibit H, the Seller will indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Indemnifiable Losses asserted against or suffered by the Buyer Indemnified Parties relating to, resulting from or arising out of any Environmental Claim, including without limitation, pollution or threat to human health or the environment, that is related in any way to the ownership (including leasing, if applicable) or operation of, or any previous owner's, lessee's or operator's management, use, control, ownership or operation of (i) the Old Cameron Service Center and (ii) the real property listed below to the extent that the Environmental Claim arises out of or relates to any of the specific conditions or circumstances identified below for such real property or any investigation or remediation or cleanup of any such condition or circumstance, provided, however,
                                                              --------  -------
that any immaterial factual inaccuracies in describing any matter or location herein shall not affect or reduce Seller's obligation as provided herein with respect to any such condition or circumstance; provided, further, that in no case shall the Seller be obligated to indemnify the Buyer Indemnified Parties against any Indemnifiable Losses for which indemnification is provided pursuant to the foregoing clause (ii) to the extent the aggregate amount of such Indemnifiable Losses exceeds $7 million. The indemnification obligation of Seller pursuant to the foregoing clause (ii) shall terminate upon the fifth anniversary of the Closing Date.

PROPERTY: Logan Service Center, located on Route 5 in Mount Gay, West Virginia. CONDITIONS AND CIRCUMSTANCES:

          1. All matters identified for this property in Schedule 5.14 (Environmental Matters) hereof.

          2.        Underground storage tank removed in approximately 1993.

          3.        Release of creosote or oil for dust suppression.

          4.        Storage of drip gas and antifreeze containers outdoors.


PROPERTY: Wheeling Service Center, located at 19th and Wood Streets in Wheeling, West Virginia.

CONDITIONS OR CIRCUMSTANCES:

          1.        Two underground storage tanks removed in approximately 1989.

          2. Storage of drip gas and antifreeze containers outdoors and staining of asphalt at such storage area.

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

          3. Historic underground and aboveground storage tanks shown on Sanborn maps.

          4.        Fish kill that occurred on or about April 2003.

          5.        Indoor floor drains.

          6.        Two outdoor trench drains.

          7. Storage of hazardous materials (including methanol, glycol, waste antifreeze and drip gas, and a drum of unknown material in the compressed gas cage) without secondary containment.

PROPERTY: Nitro Service Center, located in the vicinity of 4200 First Avenue in Nitro, West Virginia.

CONDITIONS OR CIRCUMSTANCES:

          1.        Underground storage tank removed in 1993.

          2. Disposition of soil removed from site of removed underground storage tank.









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